Exhibit 99(c)2

                                                                    Confidential
================================================================================

                                U.S. TIMBERLANDS

                    Presentation to the Independent Committee

                                October 10, 2002

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

Table of Contents
================================================================================

            1. Situation Overview

            2. Overview of U.S. Timberlands

            3. Strategic Process

            4. Valuation

            5. Appendix

                  A. Klamath Projections / Financials

                  B. Yakima Projections / Financials

                  C. Discounted Cash Flow Analysis

                  D. Cash Distribution Valuation Analysis

                  E. Comparable Companies Analysis

                  F. Comparable Transactions Analysis

                  G. Appraisal Valuation

                  H. Minority Close-out Analysis

                  I. WACC Analysis

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

================================================================================

                    -----------------------------------------

                               Situation Overview

                    -----------------------------------------

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                                       -1-

                                                              Situation Overview

Assignment & Background
================================================================================

o U.S. Timberlands, L.P. (the "Company") is a Delaware master limited partnership holding company

      o Most of the Company's earnings are generated by its 99% owned operating subsidiary, U.S. Timberland Klamath Falls, L.L.C. ("Klamath"), which is engaged in logging and selling timber and owns and operates timberlands located primarily in Oregon

      o The Company also owns a 49% interest in U.S. Timberlands Yakima, L.L.C. ("Yakima"), which owns and operates timberlands located primarily in Washington

o     The Company has two classes of equity outstanding

      o Common units: 9.6MM outstanding - 19% (1.8MM) owned by the Company's management or affiliates (collectively, "Senior Management")

      o     Subordinated  units:  3.2MM  outstanding  -  100%  owned  by  Senior
            Management

o On November 2, 2000, Senior Management announced that it was exploring alternatives to enhance unitholder value, including acquiring all of the publicly traded common units outstanding and taking the Company private

      o     No specific buyout terms were announced at that time

o     On  November  9,  2000,  the  Company's  Board  of  Directors   formed  an
      independent committee (the "Independent Committee") to evaluate Senior Management's proposals for taking the Company private

o On May 10, 2001, the Company announced the terms of an offer for the publicly held common units ("Initial Offer") and announced that it would suspend its cash distributions indefinitely

      o Public tender for approximately 39% of the 7.9MM common units not held by Senior Management for $7.75 per share in cash (3.1MM units) and conversion of the remaining 4.8MM common units into 9 5/8% redeemable senior subordinated notes issued by U.S. Timberlands, L.P. due 2007

      o The Company also contemplated consolidating its affiliates into a single holding company structure simultaneously upon completion of the Initial Offer

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                                      -2-

                                                              Situation Overview

================================================================================

o On June 7, 2001, the Independent Committee retained Dresdner Kleinwort Wasserstein ("DrKW") as financial advisor to assist in evaluating the Initial Offer

o     On August 1, 2001, DrKW held an internal Fairness Committee meeting

o On August 2, 2001, DrKW met with the Independent Committee to discuss preliminary observations on the Initial Offer based on the initially delivered projections; these observations were:

      o Actual value of offer below DrKW valuation range, especially given that the 9 5/8% subordinated notes offered would trade at a deep discount to par (at the time expected at 60% to 70% of par)

      o The Company would have difficulty servicing interest on the offered 9 5/8% subordinated notes

      o     The Company should raise cash component of overall offer

o On September 19, 2001, Standard & Poor's lowered its rating on the 9 5/8% Senior Notes issued by Klamath due 2007 to B from B+

      o Downgrade results from a significant deterioration in merchantable timber volume at Klamath due primarily to aggressive harvest levels and transfers of property to Klamath's affiliate (Yakima)

o On October 3, 2001, DrKW met with the Independent Committee and the Company to discuss recent developments in the timber industry and the Company's revised forecast and internal valuation analysis

o On November 8, 2001, the Company announced a revised offer (the "November Offer") for the 7.9MM publicly held common units not held by Senior Management

      o As with the Initial Offer, the Company intended to consolidate its affiliates into a single holding company structure simultaneously upon completion of the November Offer

      o Under the November Offer, the Company intended to tender for 50% of the 7.9MM publicly held common units for cash at $3.75 per unit and convert the remaining common units into Company issued 7% subordinated notes

      o On a per unit basis, the nominal value of the November Offer was $1.875 in cash and $1.875 of 7% subordinated notes (at par)

o On November 12, 2001, DrKW held an internal Fairness Committee meeting to discuss the November Offer

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                                      -3-
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                                                              Situation Overview

Assignment & Background (Cont'd)
================================================================================

o On November 30, 2001, DrKW met with the Independent Committee and with Senior Management to discuss the November Offer and revised projections

o Senior Management and the Independent Committee agreed to adjourn the meeting and have the Company develop a finalized and modified set of base case projections that addressed the issues raised by DrKW

      o Following a series of discussions thereafter, these base case projections were finalized by the Company on January 22, 2002 along with two alternative cases ("Revised January 2002 Company Projections")

      o The Revised January 2002 Company Projections had lower timber price estimates for 2001 and reduced timber price recovery expectations - price recovery during 2000-2007 was 25% lower than the initial projections received in July

o On January 25, 2002, DrKW met with the Independent Committee and with Senior Management to discuss the fairness of the November Offer in the context of the Revised January 2002 Company Projections

      o DrKW gave its view that the 7% subordinated notes would be valued at 40% to 60% below par

      o As a result, the effective value of the November Offer on a per unit basis was potentially only $2.63

o During February and March 2002, DrKW continued to discuss the proposed terms of an offer with Senior Management and the Company's counsel

      o Senior Management informed DrKW that it was planning an offer of $2.75 per unit in cash, but was prepared to raise the offer to $3.00 per unit in cash

o On April 4, 2002, Senior Management provided DrKW with updated valuations of the timber and timberlands owned by Klamath and Yakima as well as pricing on a recent sale by Crown Pacific of Idaho timberlands to Patriot Investments

      o     The  land  valuations   were  prepared  by  Wesley  Rickard,   Inc.,
            independent industry valuation experts

o On April 16, 2002, DrKW met with the Independent Committee and with Senior Management to discuss the fairness of the November Offer in the context of the additional information provided by Senior Management on April 4, 2002

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                                      -4-

                                                              Situation Overview

================================================================================

o On April 23, 2002, the Company announced a new offer by Senior Management for all of the publicly traded common units at $2.75 per unit in cash (the "April Offer")

      o The offer contemplates that Senior Management would make a cash tender offer for all of the 7.9MM publicly traded units (not held by Senior Management) following the execution of a definitive merger agreement

      o Since such announcement, five lawsuits were filed against U.S. Timberlands Services Company, L.P., U.S. Timberlands Holdings, LLC, U.S. Timberlands Company, L.P., the Independent Committee and the principal unitholders

o At the time of the April Offer, the Company did not have committed financing for the cash tender

o On May 15, 2002, the company failed to make payment of $10.1MM of interest owed on the Klamath notes

      o Such interest was eventually paid at the end of the 30 day grace period through cash achieved from additional timber deed sales

o On August 1, 2002, however, the Company did receive a written financing commitment from MBIA for $27MM to finance the cash tender

o On August 13, 2002, Senior Management further lowered its projections for 2002 - 2003 due to slower than anticipated recovery resulting in a set of additionally lowered projections (the "Revised August 2002 Company Projections")

      o     Projections for the outer years (2004-2007) were left unchanged

o The Independent Committee proposes a $3.00 per unit cash counter offer ("Proposed Offer")

o The valuation and financial analysis herein are based in part on the Revised August 2002 Company Projections, updated land valuations and comparable transaction information provided to DrKW by Senior Management

o On October 4, 2002, the Company announced that it had been informed by Nasdaq that it was to be delisted as it failed to comply with the net tangible assets requirement for continued listing on the Nasdaq National Market

      o The Company has requested a hearing before a Nasdaq Listing Qualifications Panel

      o     The delisting has been stayed, pending the Panel's decision

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                                      -5-

                                                              Situation Overview

Unit Price since Initial Offer Announcement
================================================================================

                  [The following information was depicted as a
                      graph chart in the printed material]

                                 Close      Volume      Series 3
                                 -----      ------      --------
                 5/10/2001        6.92      51,300        6.92
                 6/29/2001        5.73      21,100
                 8/20/2001        4.89      72,000
                10/15/2001        2.64      31,000
                 12/4/2001         1.9      33,400
                 1/25/2002        1.86      27,700
                 3/18/2002        1.89      33,500
                  5/7/2002        2.37       6,900
                 6/26/2002        1.41       2,500
                 8/15/2002         0.7      13,900
                 10/4/2002        1.14      12,300        1.14

   1    5/10/01:  Announced Initial Offer; suspends quarterly distribution to unit holders

   2    6/18/01:  Announced receipt of financing commitment for its management led going private proposal

   3     8/2/01:  DrKW met with Independent Committee re:  Initial Offer

   4    8/17/01:  Reported 2Q01 net loss of $0.66 per unit compared to net income of $0.39 per unit in 2Q00

   5    9/19/01:  S&P lowers rating on Senior Notes from B+ to B

   6    11/8/01:  Announced November Offer

   7    11/9/01:  A.G. Edwards issued research report downgrading the Company from hold to sell

   8   11/19/01:  Reported 3Q01 net loss of $0.66 per unit compared to a net loss of $0.41 per unit in 3Q00

   9   11/30/01:  DrKW met with Independent Committee re: November Offer

  10    3/26/02:  Reported 4Q01 net loss of $0.78 per unit compared to a net loss of $0.16 per unit in 4Q00

  11    5/16/02:  Failed to pay interest payment of $10.1MM on Klamath notes

  12    6/15/02:  Paid overdue interest payment of $10.1MM on Klamath notes

  13    10/4/02:  Received an indication from Nasdaq that the Company fails to comply with listing requirements and is subject to delisting from the Nasdaq National Market

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                                      -6-

                                                              Situation Overview

Overview of Proposed Offer
================================================================================

Offer Terms:             o  $3.00 per unit in cash ($23.6MM in aggregate)

Tender Offer             o  Public tender by an  acquisition  company of 100% of
Structure:                  the  7.9MM  outstanding  common  units  not  held by
                            Senior   Management  for  $3.00  per  unit  in  cash
                            followed by the merger of the acquisition company with and into the Company

Financing:               o  The  $23.6MM  cash tender will be financed by a loan
                            provided by DG Bank (wrap guaranteed by MBIA) to Yakima

                            - MBIA / DG Bank has already provided the Company with a written commitment (dated August 1, 2002) of $27MM to fund the cash tender

Conditions:              o  Approval of the Offer by the Independent Committee

                         o LP agreement requires acceptance by at least 38% (3.0MM) of the 7.9MM public common units not held by Senior Management; however, Independent Committee seeks to require majority of common units not held by Senior Management

New Company              o  Simultaneous  with the buyout,  the Company would be
Structure:                  reorganized  to own  100%  of  Klamath  and  100% of
                            Yakima,  which is currently 49% owned by the Company
                            (and in which Klamath owns a preferred interest)

                                           [LOGO] Dresdner Kleinwort Wasserstein
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                                      -7-

                                                              Situation Overview

Proposed Transaction - Offer & Reorganization
================================================================================

                        Existing Structure (6/30/02)                                     Proposed Structure
                        ----------------------------                                     ------------------

                --Senior Management--|           Public                                        Senior
                |         |          |             |                                          Management
                |         |          |             |                                              |
                |        100%        |19%         81%                                             |
                |         |          |             |                                             100%
                |         |          |             |                                              |
                |   Subordinated     |-----------Common                                           |
                |   3.2MM units                9.6MM units                                    --------
                |              \                                                              COMPANY/
                |               \                                                              Holdco
                |               -------                                                       --------
                51%  -----------COMPANY                                                           |
                |    |          -------                                                           |
                |    |              |  ---|                                                   --------
                |    |              |     |Indenture                         $120.1MM(1)       YAKIMA
                |   49%            99%    |Restrictions                        Loan--------------LLC
                |    |              |     |on Distributions                                   --------
                |    |              |  ---|                                                       |
                |    |          -------                                                           | 100% ---|
                |    |          KLAMATH-------------$225MM                                        |         | Indenture
                |    |            LLC              Sr. Notes                                      |         | Restictions
                |    |          -------            32.6% YTM                                      |         | on Distributions
                |    |             |             Rating: Caal/CCC+                                |      ---|
                |    |             |                                                              --------
                |    |             |                                         $225MM                KLAMATH
                |    |             |                                        Sr. Notes----------------LLC
                |    |             |                                                              ---------
                |    |             |Preferred
                ------             |
   $96.5MM      YAKIMA             |
     Loan--------LLC----------------
                ------

----------
(1)   Gross debt based on $23.6MM used for cash purchase of 7.9MM common units.

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                                      -8-

                                                              Situation Overview

Overview of the Proposed Offer ($ in millions, except per unit data)
================================================================================

o The Proposed Offer is being made for the 7.9MM common units outstanding and not already owned by Senior Management

-----------------------------------------------------------------------
             Implied Market Capitalization of Current Offer
-----------------------------------------------------------------------
Cash Offer Price                                                 $ 3.00
Total Units Outstanding (1)                                        12.9
                                                                 ------
Implied Equity Market Value                                      $ 38.6
Plus: Net Debt as of 6/30/02                                      224.6
                                                                 ------
Implied Adjusted Market Value                                    $263.2

Premium of Actual Offer Price to:
 Current Price, 10/7/02 ($0.87)                                  245.0%
 April Offer, 4/11/02 ($1.48)                                    102.7%
 Second Independent Committee Mtg., 11/30/01 ($2.00)              50.0%
 Revised Offer pre-announcement, 11/8/01 ($2.30)                  30.4%
 First Independent Committee Mtg., 8/2/01 ($5.60)               (46.4%)
 Initial Offer pre-announcement, 5/10/01 ($6.92)                (56.6%)
-----------------------------------------------------------------------

-----------------------------------------------------------------------
              Implied Transaction Multiples of Current Offer
-----------------------------------------------------------------------

                                                                  Book
               EBITDDA           $ / MBF           $ / Acre      Value
               -------           -------           --------      -----
2001           11.4x              $145               $393         1.6x
2002E          10.0x               N/A                N/A         3.2x
-----------------------------------------------------------------------

----------
(1) 0.8MM options outstanding have an average strike price of $13.75 and are significantly out-of-the-money.

                                           [LOGO] Dresdner Kleinwort Wasserstein
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                                      -9-

                                                              Situation Overview

Valuation Summary
================================================================================

Valuation Methodology

                  [The following information was depicted as a
                      graph chart in the printed material]

52-week low/high unit price                      $0.60      $2.30      $2.90
Minority Close-out                               $0.93      $0.56      $1.49
Appraised Valuation                              $0.39      $2.14      $2.53
Comparable Acquisition                           $1.24      $2.88      $4.12
Comparable companies                             $1.61      $1.61      $3.22
Cash Distribution Value                          $5.25      $0.99      $6.24
RISI Forecast                                    $0.69      $2.85      $3.54
Discounted Cash Flow - Base Case                 $1.87      $2.93      $4.80

10/7/02 Unit Price                               $  --      $0.87
                                                 $1.00      $0.87

Offer Price:  $3.00 Cash                         $  --      $3.00
                                                 $1.00      $3.00

----------
(1)   Based on 10/7/02 unit price of $0.87.

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                                      -10-

                                                              Situation Overview

Proposed Offer vs. Previous Offers
================================================================================

                        Proposed Offer (10/7/02)      April Offer (4/23/02)     November Offer (11/8/01)    Initial Offer (5/10/01)
                        ------------------------      ---------------------     ------------------------    -----------------------
                         Per Unit     Aggregate       Per Unit   Aggregate       Per Unit    Aggregate       Per Unit   Aggregate
                        ----------   -----------      --------  -----------     ---------- -------------    ---------- ------------
Cash                      $ 3.00       $ 23.6          $ 2.75      $ 21.6         $1.875       $ 14.7         $ 3.05      $ 24.0

Notional Debt (par)         --           --              --          --           $1.875       $ 14.7         $ 4.70      $ 36.9
   Notional Total           --           --              --          --           $ 3.75       $ 29.4         $ 7.75      $ 60.9

Debt at 40% to Par         N/A          N/A             N/A         N/A           $ 0.75       $ 5.93         $ 1.88      $ 14.9
   Estimated Value(4)       --           --              --          --           $ 2.63       $ 20.6         $ 4.93      $ 38.9
   Unit Price on Date     $ 0.87                       $ 1.84                     $ 2.30                      $ 6.92
   Premium                 245.0%                        49.5%                      14.3%                      (28.8%)

o The issued debt (subordinated notes) under the prior November Offer and Initial Offer would have traded substantially below par

      o     DrKW estimates the subordinate  notes valuation as low as 40% of par

o Thus, even though the Proposed Offer has a lower nominal valuation than the November Offer, actual value is 14% higher due to certainty of cash payment

o     Although the Proposed  Offer is below the Initial Offer  (announced in May
      2001), the Company's valuation has declined substantially since then due to meaningful declines in timber prices and reduced price recovery expectations

      o Actual 2001 average log prices for Klamath were $349 versus May projected estimates for 2001 of $369

----------
(1) On a nominal value basis, the Proposed Offer is below the November Offer. DrKW, however, estimates that the Notional Debt, which is a significant part of notional value of the November Offer, would trade at a significant discount to par due to the low coupon, illiquidity and default risks. The all cash Proposed Offer, therefore, exceeds the Estimated Value of the November Offer.

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                                      -11-

                                                              Situation Overview

================================================================================

      o Overall estimates for price increases during 2000 - 2007 have been reduced by approximately 25% since the Initial Offer

      o     A 5% decline in prices reduces the DCF valuation by $1.34 per unit

--------------------------------------------------------------------------------

                                                             Company Estimates: Delivered Log Prices
                                           --------------------------------------------------------------------------
                                           2000       2001      2002     2003      2004      2005      2006      2007
                                           ----       ----      ----     ----      ----      ----      ----      ----
July 2001 Estimates                        390        369       384       450       495       495      499       509
January 2002 Estimates                     390        348       363       402       389       432      462       479
August 2002 Estimates                      390        348       348       369       389       432      462       479
Difference (July 2001 vs. August 2002)     0.0       21.0      36.0      81.3     105.6      63.0     36.6      30.4
  % Difference                             0.0%      (5.7%)    (9.4%)   (18.1%)   (21.3%)   (12.7%)   (7.3%)    (6.0%)

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                                      -12-

                                                              Situation Overview

Current Valuation in Perspective
================================================================================

Valuation Methodology

                  [The following information was depicted as a
                      graph chart in the printed material]

                                                    Low     Difference     High
                                                    ---     ----------     ----
52-Week Low / high
8/16/2002-Light Blue                              $ 0.60      $ 4.90      $ 5.50
04/15/02-Yellow                                   $ 1.51      $ 6.99      $ 8.50
01/25/02-Green                                    $ 1.51      $ 6.99      $ 8.50
11/30/01-Blue                                     $ 1.85      $ 6.78      $ 8.63
8/2/01-Red                                        $ 4.75      $ 6.88      $11.63

Minority Close-Out
8/16/2002                                         $ 0.89      $ 0.57      $ 1.46
04/15/02-Yellow                                   $ 3.01      $ 4.06      $ 7.07
01/25/02-Green                                    $ 3.01      $ 4.06      $ 7.07
11/30/01-Blue                                     $ 3.01      $ 4.06      $ 7.07
8/2/01-Red                                        $ 7.73      $ 0.64      $ 8.37

Comparable Asset Acquisitions
8/16/2002-Light Blue                              $ 1.24      $ 2.88      $ 4.12
04/15/02-Yellow                                   $ 1.54      $ 2.92      $ 4.46
01/25/02-Green                                    $ 3.09      $ 4.38      $ 7.47
11/30/01-Blue                                     $ 3.09      $ 4.38      $ 7.47
8/2/01-Red                                        $ 4.21      $ 4.38      $ 8.59

Comparable Companies
8/16/2002-Light Blue                              $ 1.60      $ 2.58      $ 4.18
04/15/02-Yellow                                   $ 3.32      $ 3.16      $ 6.48
01/25/02-Green                                    $ 2.85      $ 3.72      $ 6.57
11/30/01-Blue                                     $ 3.47      $ 3.78      $ 7.25
8/2/01-Red                                        $ 4.55      $ 3.43      $ 7.98

Cash Distribution Valuation
 (on Base Case Only)
8/16/2002-Light Blue                              $ 5.25      $ 0.99      $ 6.24
04/15/02-Yellow                                   $ 7.85      $ 1.54      $ 9.39
01/25/02-Green                                    $ 7.85      $ 1.54      $ 9.39
11/30/01-Blue                                     $ 8.81      $ 2.14      $10.95
8/2/01-Red                                        $ 8.00      $ 2.50      $10.50

Appraised Valuation
8/16/2002-Light Blue                              $ 0.39      $ 2.14      $ 2.53
04/15/02-Yellow                                   $ 1.36      $ 2.14      $ 3.50
01/25/02-Green                                    $ 3.47      $ 2.80      $ 6.27
11/30/01-Blue                                     $ 3.34      $ 2.80      $ 6.14
8/2/01-Red                                        $ 4.47      $ 5.76      $10.23

Discounted Cash Flow
8/16/2002-Light Blue                              $ 1.87      $ 2.93      $ 4.80
04/15/02-Yellow                                   $ 2.23      $ 3.17      $ 5.40
01/25/02-Green                                    $ 2.23      $ 3.17      $ 5.40
11/30/01-Blue                                     $ 2.73      $ 3.39      $ 6.12
8/2/01-Red                                        $ 4.87      $ 4.16      $ 9.03

----------
(1) Recent decline in appraised valuation due to new valuations at both Klamath and Yakima as of 12/31/01. This information was provided by Senior Management on 4/4/02.

(2) The Minority Close-Out value range declined beginning in April 2002 because the relevant premia is applied to the current unit price rather than pre-announcement price.

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                                      -13-

                                                              Situation Overview

DrKW Work Process
================================================================================

o Organizational teleconference meetings were held between DrKW and the Independent Committee in January 2001, before learning that Senior Management had not successfully secured financing for its proposal

o     The Initial Offer from Senior  Management was received by the  Independent
      Committee   on  May  10,  2001.   The   Independent   Committee   held  an
      organizational teleconference meeting on May 16, 2001

o On June 7, 2001, the Independent Committee briefed DrKW on its recent discussions with Senior Management and Senior Management's determination to move forward with the Initial Offer

o     DrKW met with Senior  Management  and  commenced its due diligence on June
      22, 2001

      o     Senior Management presented the Company's business plan to DrKW

      o The Klamath Falls 5-year business plan and assumptions were reviewed in detail, including:

            - Historical and projected timber prices and timber supply / demand conditions

            -     Future timber harvest volume expectations

      o Reviewed the proposed structure of the Initial Offer, particularly with respect to the offered 9 5/8% subordinated notes

o During the weeks of June 24 and July 2, 2001, DrKW held several teleconference meetings with the Company's CFO to review the business plan projections in greater detail

o On July 9 and 10, 2001, DrKW performed due diligence in Klamath Falls, Oregon, including tours of selected properties and meetings with business managers

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

o During the week of July 9, 2001, DrKW received additional due diligence items from the Company, including independent appraisal reports of the Company's properties

o On July 18, 2001, DrKW held a teleconference meeting with the Independent Committee to update them on DrKW's progress in the due diligence process and to set a schedule for a formal presentation to the Independent Committee

o During the week of July 16, 2001, the Company provided DrKW with 5-year projections for Yakima

o On August 2, 2001, DrKW met with the Independent Committee to review DrKW's preliminary analysis of the Company and the Initial Offer

o On August 9, 2001, DrKW met with Senior Management to confirm the extent of limitations imposed by the Klamath Notes Indenture on harvest rates at Klamath

o On October 3, 2001, DrKW met with the Independent Committee and the Company to discuss recent developments in the timber industry and the Company's revised timber forecasts and internal valuation analysis

o DrKW received revised financial projections for both Klamath Falls and Yakima from the Company during the week of October 8, 2001

o     On October 11, 2001, DrKW met with Senior Management to review the revised
      financial   projections   and  discuss  the  Company's   timber   forecast
      assumptions

o On October 18, 2001, DrKW met with George Hornig, a director of the Company, to further discuss the financial projections and Independent Committee process

o At the close of business on November 8, 2001, the Company publicly announced its November Offer

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

o On November 30, 2001, DrKW met with the Independent Committee and with Senior Management to discuss the November Offer and revised projections

      o The Company and Senior Management unexpectedly and without prior notice presented new and substantially modified projections at this meeting which upon cursory review contained errors

o Senior Management and the Independent Committee agreed to adjourn the meeting and have the Company develop a finalized and modified set of base case projections that addressed the errors and issues raised by DrKW

      o Following a series of discussions thereafter, these base case projections were finalized by the Company on January 22, 2002 along with two alternative cases

      o The Revised January 2002 Company Projections had lower timber price estimates for 2001 and reduced price recovery trends - price recovery during 2000-2007 was 25% lower than the initial projections received in July

o On January 25, 2002, DrKW met with the Independent Committee and with Senior Management to discuss the fairness of the November Offer in the context of the Revised January 2002 Company Projections

      o DrKW gave its view that the 7% subordinated notes would be valued at 40% to 60% below par

      o As a result, the effective value of the November Offer on a per unit basis was potentially only $2.63 and thus low

o During February and March 2002, DrKW continued to discuss the proposed terms of an offer with Senior Management and the Company's counsel

      o Senior Management informed DrKW that it was planning an offer of $2.75 per unit in cash, but was prepared to consider raising the offer to $3.00 per unit in cash

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

o On April 4, 2002, Senior Management provided DrKW with updated valuations of the timber and timberlands owned by Klamath and Yakima as well as pricing on a recent sale by Crown Pacific of Idaho timberlands to Patriot Investments

      o     The  land  valuations   were  prepared  by  Wesley  Rickard,   Inc.,
            independent  industry  valuation experts

o On April 16, 2002, DrKW met with the Independent Committee and with Senior Management to discuss the fairness of the November Offer in the context of the additional information provided by Senior Management on April 4, 2002

o At the time of the April Offer, the Company did not have committed financing for the cash tender

      o On August 1, 2002, however, the Company did receive a written financing commitment from MBIA for $27MM to finance the cash tender

o On August 13, 2002, Senior Management further lowered its projections for 2002 - 2003 due to slower than anticipated recovery resulting in the Revised August 2002 Company Projections

o The Independent Committee proposes a $3.00 per unit cash counter offer ("Proposed Offer")

o The valuation and financial analysis herein are based in part on the Revised August 2002 Company Projections, updated land valuations and comparable transaction information provided to DrKW by Senior Management

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

DrKW Analysis
================================================================================

o DrKW analyzed the Base Case set of projections prepared by the Company and received by DrKW on January 21, 2002, and subsequently revised on August 13, 2002

      o     Projections for Klamath and Yakima for 2002 - 2006

      o Pricing estimates based on Clear Vision trend estimates for stumpage prices, except that 2002 and 2003 estimates have been revised downward to reflect slower than anticipated recovery

      o Harvest projections at Klamath calculated at approximately the maximum permitted for this period under the Klamath Notes indenture

      o Harvests projections for Yakima are believed to exceed sustainable levels and Senior Management is forecasting a marked decrease in 2006

o The Company also provided DrKW with two alternative cases that Senior Management viewed as probable outcomes, and which were relevant to analyze under the earlier proposed structures in which a portion of the offered consideration was subordinated notes

o     Alternative #1: Yakima purchases additional land to harvest

      o Assumes that Yakima acquires additional land in early 2002 for $20MM cash which is harvested beginning 2002 to provide additional cash earnings at Yakima

      o Land purchase is wholly financed through $20MM of additional debt drawn under the Yakima credit facility (raising the total principal amount outstanding to $115MM)

      o To obtain additional debt financing, $6.6MM of land is transferred to Yakima from Klamath (required to meet the 75% borrowing base requirements under the DG Bank / MBIA credit facility)

      o As a result of the land purchase, Yakima EBITDDA / cashflows higher than in Base Case

o     Alternative #2: Amendment to Klamath Notes indenture

      o Assumes that the Klamath Notes indenture is modified pursuant to a successful consent solicitation to allow for $2.5MM to be distributed from Klamath even if the indenture's 1.75x coverage ratio test is not met

      o     Consent solicitation fee assumed at 0.5%

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

o DrKW analyzed the cash flows under the base projections (Revised August 2002 Projections) and two alternative cases

o Analysis assumes that excess cash flows at Klamath (that are not distributable) are used to buy back the Klamath Notes at some discount to par

o In addition, DrKW performed a pricing sensitivity by analyzing the Revised August 2002 Company Projections under trend forecasts for stumpage prices published by RISI (an independent industry research organization)

      o The RISI stumpage trend prices were applied to the Klamath/Yakima stumpage prices to yield the appropriate RISI-based delivered log prices

                                 --------------------------------------------------------------------
                                                    Delivered Log Prices ($ / MBF)
                                 --------------------------------------------------------------------
                                 2001         2002        2003        2004         2005       2006(1)
                                 ----         ----        ----        ----         ----       -------
Revised August '02 Company        348          348         369         389          432        462
     % Change                                  0.0%        6.0%        5.4%        11.1%       6.9%

RISI Trend                        348          292         337         428          410        438
     % Change                                (16.2%)      15.5%       27.0%        (4.3%)      7.0%

Difference                          0           56          32         (39)          22         24
     % Difference                 0.0%        16.1%        8.7%      (10.0%)        5.1%       5.2%

----------
(1)   2006 calculated using Company / Clear Vision trend estimates.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Base Case Projections
================================================================================

 [The following information was depicted as bar charts in the printed material]

                                     Klamath
                          Annual Harvest Volumes (MMBF)

                         2001A          2002E          2003E          2004E          2005E          2006E
                         -----          -----          -----          -----          -----          -----
Log Sales                  82             79             54            100            100            100
Timber Deed Sales         155             80             79             34             25             25
                          ---            ---            ---            ---            ---            ---
Total                     237            159            133            134            125            125
                          ===            ===            ===            ===            ===            ===

                                     Yakima
                          Annual Harvest Volumes (MMBF)

                         2001A          2002E          2003E          2004E          2005E          2006E
                         -----          -----          -----          -----          -----          -----
Log Sales                10.9           43.3           50.5           47.3           37.3            8.1
Timber Deed Sales        23.0            9.6            9.6            9.6            9.6            9.6
                         ----           ----           ----           ----           ----           ----
Total                    33.9           52.9           60.1           56.9           46.9           17.7
                         ====           ====           ====           ====           ====           ====

                                     Klamath
                           Revenues and EBITDDA ($MM)

                         2001A          2002E          2003E          2004E          2005E          2006E
                         -----          -----          -----          -----          -----          -----
EBITDDA                  27.2           26.5           25.2           25.9           29.4           41.3
Reveune Net of
 Log and Haul Costs      10.7            8.3            8.2            8.1            8.1            8.1
                         ----           ----           ----           ----           ----           ----
Total                    37.9           34.8           33.4           34.0           37.5           33.2
                         ====           ====           ====           ====           ====           ====

                                     Yakima
                           Revenues and EBITDDA ($MM)

                         2001A          2002E          2003E          2004E          2005E          2006E
                         -----          -----          -----          -----          -----          -----
EBITDDA                   5.9           12.7           10.7           11.8           12.6            7.0
Reveune Net of
 Log and Haul Costs       2.1            2.7            2.7            2.7            2.6            2.7
                         ----           ----           ----           ----           ----            ---
Total                     8.0           15.4           13.4           14.5           15.2            9.7
                         ====           ====           ====           ====           ====            ===

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

Issues for Consideration
================================================================================

Financing

o At the time of announcement of the April offer, it was not entirely clear that the Company could finance an all-cash acquisition

      o Senior Management assumed cash would be financed through an MBIA loan at Yakima (post-reorganization)

      o At the time, it was not definitively clear that Yakima had sufficient capacity to incur such additional debt based on the MBIA / DG Bank indenture

o However, on August 1, 2002, the Company received a written commitment from MBIA for $27MM for financing the cash tender for all of the publicly traded common units

Valuation

o     DCF valuation highly dependent on price forecasts

      o     DCF based on Company forecasts at $1.87 to $4.80

      o     DCF based on RISI price trends at $0.69 to $3.54

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

Potential Default under Status Quo

o If timber prices do not meet the Revised August 2002 Company Projections, the reduced coverage could trigger principal repayments under the DG Bank / MBIA credit facility

      o This is because very little capacity exists under the Klamath indenture for Klamath to increase its annual harvests beyond the current projected amounts in the face of adverse timber prices

            - The indenture requires that the average harvest rate at Klamath not exceed more than 150MM BF per year over any five year period

            - However, because of past harvests (especially in 2000 and 2001), Klamath cannot harvest much more than is set in the Revised August 2002 Company Projections (159MM BF in 2002, 133MM BF in 2003)

      o Unlikely to obtain indenture modification to allow for higher harvest rates since Klamath Noteholders would be unwilling to devalue underlying assets for the benefit of equity holders

o Based on the Revised August 2002 Company Projections, no distributions are made on the subordinated units (held entirely by Senior Management) until 2007

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                              Situation Overview

================================================================================

Senior Management Negotiating Leverage

o Because Senior Management owns 100% of the subordinated units, they may block a sale or liquidation of the Company

      o A majority vote of each of the subordinated and common is required to approve any merger or substantial asset sale

o     Senior Management invested net $2.3MM until the initial IPO (11/19/97)

o Following the IPO, Senior Management has recouped $26.8MM in distributions on their subordinated units

Initial Investment / IPO

                Sources                           Value                      Uses                           Value
                -------                           -----                      ----                           -----
Senior Management Equity                         $ 10.0          Weyerhauser Asset Purchase                $283.5
Net Proceeds from Klamath Notes Offering          217.4          Ochoco Asset Purchase                      110.0
Net Proceeds from MLP Offering                    143.8          Advisory Fee                                 4.9
Drawdown on Acquisition Facility                   24.1          Management Fee                               2.8
Cash on Hand                                        5.9
                                                 ------                                                    ------
Total                                            $401.2          Total                                     $401.2

Post-IPO

               Other Payments / Distributions to Senior Management

               Year                   Distrib. on Subordinated(1)
               ----                   ---------------------------
               1997                             $ 1.0
               1998                               8.6
               1999                               8.6
               2000                               8.6
                                                -----
               Total                            $26.8

----------
(1)  Excludes distributions to common units owned by Senior Management.

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                    -----------------------------------------

                                   Overview of
                                U.S. Timberlands

                    -----------------------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Company History
================================================================================

o The Company (U.S. Timberlands, L.P.) is a Delaware Master Limited Partnership formed in June 1997

o On November 19, 1997, UST acquired substantially all of the equity interests in Klamath and the business and assets of U.S. Timberlands Management Company, LLC ("Old Services") and completed its IPO of common units

      o     The IPO raised approximately $157.0MM for UST

      o Concurrent with the IPO, Klamath and its wholly owned subsidiary, U.S. Timberlands Finance Corp. consummated the public offering of $225.0MM aggregate principal amount of unsecured senior notes with a coupon of 9 5/8%

      o Upon the closing of the acquisition, Old Services contributed its assets to U.S. Timberlands Services Company, LLC (the "General Partner"), in exchange for interests therein. Immediately thereafter, Klamath assumed certain indebtedness of U.S. Timberlands Holdings, LLC ("Holdings") and the General Partner contributed its timber operations to Klamath in exchange for a member interest in Klamath

      o The General Partner contributed all but a 1% member interest in Klamath to the Company in exchange for a general partner interest in the Company, the right to receive incentive distributions and 1,387,963 subordinated units representing limited partner interests in the Company, and Holdings contributed all of its interest in Klamath to the Company in exchange for 2,894,157 Subordinated Units.

      o As a result of such transactions, Klamath became the operating company and the General Partner owns an aggregate 2% interest in the Company and Klamath on a combined basis, and the right to receive incentive distributions; Old Services owns 1,244,565 subordinated units; Holdings owns 2,894,157 subordinated units; and certain founding directors of the General Partner own an aggregate of 143,398 subordinated units

o     Certain major asset acquisitions:

      o In August 1996, Klamath acquired approximately 604,000 acres of timberland (1.9BN BF) from Weyerhaeuser for $283.5MM

      o In July 1997, Klamath acquired approximately 42,000 fee acres of timberland and cutting rights on approximately 3,000 acres of timberland (280MM BF) from Ochoco Lumber Company for $110.0MM

      o     In  May,  1999,  Yakima  acquired   approximately  56,000  acres  of
            timberland (480MM BF) from Boise Cascade for $60.0MM

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Financial Summary ($ in millions)
================================================================================

----------------------------------------------------------------------------------------------------------------
                                                                  Historical                        Projected(1)
                                          ------------------------------------------------------    ------------
FYE 12/31                                   1998        1999       2000         2001       LTM          2002
----------------------------------------------------------------------------------------------------------------
Revenue                                     $71.3      $77.0       $75.6        $54.6      $55.4        $49.3
Cost of Goods Sold                           44.5       40.4        51.3         53.9       56.1         37.8
                                           ------      -----      ------       ------     ------       ------
Gross Profit                                 26.8       36.6        24.3          0.6       (0.7)        11.4
SG&A                                         10.5        8.5         8.4          8.3        6.8          6.3
Equity in Income of Affiliates                0.0       (0.9)        2.0         (6.4)     (10.4)        (0.1)
                                           ------      -----      ------       ------     ------       ------
EBIT                                         16.3       27.2        17.9        (14.1)     (17.9)         5.1
Net Interest Expense                         21.7       21.4        21.5         21.9       21.8         21.6
Amortization of Financing Fees                0.7        0.7         0.7          0.7        0.7          0.7
Min. / GP / Other Interest                    0.2       (1.0)       (0.3)        (0.9)      (0.9)         0.0
                                           ------      -----      ------       ------     ------       ------
Net Income to Unit Holders                  ($6.3)      $6.2       ($4.0)      ($35.8)    ($39.5)      ($17.2)
Earnings Per Unit                          ($0.49)     $0.48      ($0.31)      ($2.79)    ($3.07)      ($1.34)
Average Weighted Units Outstanding           12.9       12.9        12.9         12.9       12.9         12.9
EBIT                                         16.3       27.2        17.9        (14.1)     (17.9)         5.1
Depreciation, Depletion and Amort.           21.9       23.3        28.8         37.3       42.1         21.3
Cost of Timber and Property Sales             5.9        0.0         2.6          0.0        0.0          0.0
                                           ------      -----      ------       ------     ------       ------
EBITDDA                                     $44.2      $50.6       $49.3        $23.2      $24.2        $26.4
Capital Expenditures                          0.6        1.0         2.3          5.6        1.2          1.4
                                           ------      -----      ------       ------     ------       ------
Free Cash Flow (FCF)                         21.8       28.2        25.5         (4.3)       1.2          3.4
----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                       Margins & Growth Rates
-----------------------------------------------------------------------------------------------------
Sales Growth                  (7.8%)           7.9%          (1.8%)      (27.8%)       --      (9.7%)
EBITDDA                        61.9%          65.7%           65.2%        42.5%    43.6%       53.5%
EBIT                           22.9%          35.4%           23.6%      (25.9%)  (32.4%)       23.2%
Net Income                    (8.8%)           8.1%          (5.3%)      (65.7%)  (71.3%)     (34.9%)
Free Cash Flow                 30.6%          36.6%           33.7%       (8.0%)     2.1%        6.9%
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                Ratios
-----------------------------------------------------------------------------------------------------
Book Equity                     $116.9           $97.2        $67.1        $24.4     $15.3      $12.0
Return on Book Equity           (5.4%)            6.4%       (6.0%)     (146.7%)  (257.4%)     (144%)
Total Book Assets                350.7           327.7        300.9        254.4     249.2      240.6
Return on Book Assets           (1.8%)            1.9%       (1.3%)      (14.1%)   (15.8%)     (7.2%)
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      LTM Capitalization and Credit Ratios
--------------------------------------------------------------------------------
                                              Book Debt/
EBITDDA/Interest           EBIT/Interest         EBIT         Book Debt/EBITDDA
----------------           -------------      ----------      -----------------
     1.1x                       NM                NM                 9.3x

    Book Ratios          Market Ratios
------------------    -------------------
  D/E      D/(D+E)      D/E     D/(D + E)   Mrkt Debt/EBIT    Mrkt Debt/EBITDDA
-------    -------    -------   ---------   --------------    -----------------
1466.1%     93.6%     1227.3%     92.5%           NM                 5.7x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Market Capitalization
--------------------------------------------------------------------------------
Unit Price as of 10/7/02                                                  $0.87
   52 week High / Low ($2.90 / $0.60)
Units outstanding as of 6/30/02                                            12.9
                                                                         ------
Pre-diluted Equity Value                                                  $11.2

Equity Options Outstanding from 12/31/01 10-K                               0.7
Weighted Average Strike Price from 12/31/01 10-K                         $13.78
                                                                         ------
Option Value                                                                0.0

Total Equity Value                                                        $11.2

Plus: Debt as of 6/30/02                                                  225.0
Plus: Minority Interest as of 6/30/02                                       0.0
Less: Cash and Cash Equivalents as of 6/30/02                               0.4
                                                                         ------
                                                                         $224.6

Enterprise Value (debt @ book)                                           $235.8

Less: Discount on debt book value as of 10/7/02                            87.8

Enterprise Value (debt @ market)                                         $148.1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                     Market Trading Multiples (debt @ book)
--------------------------------------------------------------------------------
                    Adjusted Market Value         Market Value as a
                       as a multiple of:             multiple of:
             ----------------------------------   -----------------
                                                     Net     Book
             Sales   EBITDDA     EBIT      FCF     Income    Value
             -----   -------    ------   ------    ------    -----
2001         4.3x     10.2x       NM       NM        NM      0.5x
LTM          4.3x      9.8x       NM     200.4x      NM      0.7x
2002         4.8x      8.9x     46.5x     69.5x      NM      0.9x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    Market Trading Multiples (debt @ market)
--------------------------------------------------------------------------------
                    Adjusted Market Value         Market Value as a
                      as a multiple of:              multiple of:
             ----------------------------------   -----------------
                                                    Net      Book
             Sales   EBITDDA     EBIT      FCF     Income    Value
             -----   -------    ------   ------    ------    -----
2001         2.7x     6.4x        NM       NM        NM      0.5x
LTM          2.7x     6.1x        NM     125.8x      NM      0.7x
2002         3.0x     5.6x       29.2x    43.7x      NM      0.9x
--------------------------------------------------------------------------------

----------
(1)   Based on Senior Management's August 2002 projections.

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Unit Price and Volume History since IPO
================================================================================

                  [The following information was depicted as a
                      graph chart in the printed material]

                               Close       Volume     Series 3
                               -----       ------     --------
               11/14/1997     21.5625    1,451,300     21.5625
                4/15/1998     21.0625       39,200
                 9/9/1998          16       21,100
                 2/4/1999      13.375       35,800
                 7/1/1999       14.25       42,500
               11/24/1999          11       48,400
                4/20/2000        10.5       81,500
                9/15/2000          10       30,300
                2/12/2001         7.5       23,200
                7/10/2001        5.63        7,200
                12/7/2001    1.890625       45,000
                 5/7/2002        2.37        6,900
                10/1/2002        0.95        4,600

1   11/14/97: Completed an initial public offering of 7.5 million shares at
              $21.00 per share raising approximately $157 MM

2    4/23/98: Announced its first distribution to unit holders of $0.73 per unit

3    6/29/98: Announced that its corporate operating plan is on track and that a distribution of $0.50 per unit per quarter was expected to continue

4    2/17/99: Restated 1998 2nd and 3rd Quarter financial statements after overstating revenues

5    4/21/99: Announced a unit buyback equal to 20% of the outstanding float

6     6/9/99: Announced the acquisition of 56,000 acres from Boise Cascade for
              $60 MM

7    8/20/99: Senior Notes placed under review by Moody's for possible downgrade from B1

8    11/2/00: Announced that Senior Management was exploring a privatization

9     2/8/01: Announced the conversion of approximately 1.1 MM subordinated units

10   5/10/01: Suspended its quarterly distribution to unit holders

11   6/18/01: Announced the receipt of a financing commitment for its management led going private proposal

12   9/19/01: S&P lowers rating on Senior Notes from B+ to B

13   11/8/01: Announced November Offer

14   11/9/01: A.G. Edwards issued research report downgrading UST from hold to sell

15  11/19/01: Reported 3Q01 net loss of $0.66 per unit compared to a net loss of
              $0.41 per unit in 3Q00

16  11/30/01: DrKW met with Independent Committee re: November Offer

17   3/26/02: Reported 4Q01 net loss of $0.78 per unit compared to a net loss of
              $0.16 per unit in 4Q00

18   5/16/02: Failed to pay interest payment of $10.1MM on Klamath notes

19   6/15/02: Paid overdue interest payment of $10.1MM on Klamath notes

20   10/4/02: Received an indication from Nasdaq that the Company fails to comply with listing requirements and are subject to delisting from the Nasdaq National Market

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Indexed Unit Price Performance
================================================================================

[The following information was depicted as a line chart in the printed material]

                S&P Small Cap                   Comparable
               Paper & Forest       U.S.          Timber
Date               Index        Timberlands     Companies
----           --------------   -----------     ----------
 10/8/2001              100           100             100
11/21/2001        108.53452      74.44444        110.0482
  1/4/2002        126.25531      72.59259        113.9807
 2/19/2002        122.18924      68.51852        118.0617
  4/4/2002        119.13007      60.37778        117.6019
 5/20/2002        120.47212      88.51852        120.1054
  7/3/2002         130.5403      45.18518        117.4066
 8/16/2002        102.92271            30        100.8015
 10/1/2002         93.08585      35.18518         89.4113

----------
(1) Comparable timber companies include: Crown Pacific, Deltic Timber, Plum Creek and Pope Resources.

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Klamath Notes Price History since IPO
================================================================================

[The following information was depicted as a line chart in the printed material]

                            Date             Price
                            ----             -----
                        11/14/1997             101
                         4/28/1998          104.25
                         10/5/1998           97.25
                         3/16/1999             101
                         8/23/1999          94.688
                         1/31/2000              91
                         7/10/2000              87
                        12/14/2000           80.25
                         5/25/2001              81
                         11/7/2001              52
                         4/19/2002           64.25
                         9/26/2002            51.5

----------
(1)   Source: FactSet.

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--------------------------------------------------------------------------------

                                                    Overview of U.S. Timberlands

Ownership Summary
================================================================================

                                         Common         % of       Subordinated        % of
                                         Units         Common         Units         Subordinated    Total Units     % of Total
                                      Held ('000s)   Units Held    Held ('000s)      Units Held     Held ('000s)    Units Held
                                      ------------   ----------    ------------      ----------     ------------    ----------
Insiders (1)
U.S. Timberlands Holdings, LLC            723.5          7.5%         2,170.6           67.6%         2,894.2          22.5%
U.S. Timberlands Co., LLC                 311.1          3.2%           933.4           29.1%         1,244.6           9.7%
Rudey Timber Company, LLC                 306.6          3.2%             0.0            0.0%           306.6           2.4%
U.S. Timberlands Services Co., LLC        189.0          2.0%             0.0            0.0%           189.0           1.5%
John M. Rudey                             248.1          2.6%             0.0            0.0%           248.1           1.9%
George Hornig                              12.0          0.1%            36.1            1.1%            48.2           0.4%
Other Insiders                              0.0          0.0%            71.4            2.2%            71.4           0.6%
                                        -------        -----          -------          -----         --------         -----
Total Insiders                          1,790.4         18.6%         3,211.6          100.0%         5,002.0          38.9%

Institutional (2)
Deutsche Bank                             102.5          1.1%             0.0            0.0%           102.5           0.8%
Hotchkis & Wiley                           33.6          0.3%             0.0            0.0%            33.6           0.3%
Merrill Lynch                              18.0          0.2%             0.0            0.0%            18.0           0.1%
Fidelity Management                         6.0          0.1%             0.0            0.0%             6.0           0.0%
Bear Stearns                                3.0          0.0%             0.0            0.0%             3.0           0.0%
Manufacturers Advisers                      1.0          0.0%             0.0            0.0%             1.0           0.0%
US Trust                                    1.0          0.0%             0.0            0.0%             1.0           0.0%
Washington Trust Company                    1.0          0.0%             0.0            0.0%             1.0           0.0%
CA State Auto Assn.                         0.6          0.0%             0.0            0.0%             0.6           0.0%
Fleet Boston                                0.5          0.0%             0.0            0.0%             0.5           0.0%
T. Rowe Price                               0.1          0.0%             0.0            0.0%             0.1           0.0%
                                        -------        -----          -------          -----         --------         -----
Total Institutional                       167.4          1.7%             0.0            0.0%           167.4           1.3%

Other Unitholders                       7,690.3         79.7%             0.0            0.0%         7,690.3          59.8%

Total Units Outstanding                 9,648.0        100.0%         3,211.6          100.0%        12,859.6         100.0%

----------------------------------------------------------------------------------------------------------------------------
Units not Controlled by Insiders        7,857.6         81.4%             0.0            0.0%         7,857.6          61.1%
----------------------------------------------------------------------------------------------------------------------------

----------
(1) Source: Insider holdings derived from the Company's 10-K (12/31/00) and Form 4 filings (5/31/01), in addition to Bloomberg and CDA reports.

(2) Source: Institutional holdings derived from the Company's 10-K (12/31/00), Bloomberg and CDA reports.

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--------------------------------------------------------------------------------

================================================================================

                    -----------------------------------------

                                Strategic Process

                    -----------------------------------------

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--------------------------------------------------------------------------------

                                                               Strategic Process

Possible Strategic Options for the Independent Committee
================================================================================

                    -----------------------------------------
                    Potential Independent Committee Responses
                       to the Offer from Senior Management
                    -----------------------------------------

                            -------------------------
                                   Decline to
                               Recommend the Offer
                            -------------------------

o May be best option if either unitholder value is maximized by pursuing the existing business plan or the proposal is not fair and cannot be improved to a fair level

o     Potentially prevents a loss of unitholder value

o Senior Management may, depending on the circumstances, still be able to pursue its offer, leaving the public the ability to decide

o Senior Management may be able to renegotiate terms of the Klamath Notes indenture

                            -------------------------
                                Accept the Offer
                            -------------------------

o     Gives unitholders immediate liquidity

o     However,   may  preclude  public  unitholders  from  benefiting  from  the
      Company's potential turnaround or growth

o Removes the Company from Wall Street's scrutiny, freeing management to realize its strategic plan

                            -------------------------
                            Negotiate to Improve the
                            Price and/or Other Terms
                                  of the Offer
                            -------------------------

o     Increases unitholder value and gives unitholders immediate liquidity

o     Same benefits as accepting the proposal plus greater value for unitholders

o     Flexibility to decline to recommend if improvement in offer is inadequate

                            -------------------------
                            Recommend Other Action to
                            Maximize Unitholder Value
                            -------------------------

o     Explore  a sale  of  the  Company  to a  third  party  other  than  Senior
      Management -- Full or limited auction -- or undertake some other restructuring

o Cannot accomplish without Senior Management's support since they can block a sale or liquidation of the Company or any other restructuring

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--------------------------------------------------------------------------------

                                                               Strategic Process

Maintain Existing Structure
================================================================================

o If the current public structure remains (assuming no buyout), then under the Revised August 2002 Company Projections, the common unitholders will not receive any cash distributions until 2007 due to the Klamath Indenture restrictions

      o Analysis assumes that any excess cashflows at Klamath unavailable for Company distribution applied to repurchase Klamath Notes at a discount to par (70% in 2002, 75% in 2003, 80% in 2004, 100%
            thereafter)

o Available distribution in 2007 made only on common units since accumulated arrearages at $12.71

      o Subordinated units not entitled to distributions, as long as arrearages remain on the common units

o The Company, however, can attempt to renegotiate the terms of the Klamath indenture with bondholders and reduce the interest coverage requirements thereby freeing up cash distributions at an earlier date

      o Though bondholders have little incentive to agree to a covenant change

o Under the more conservative RISI projections, the Company would be in default on the Klamath Notes as Klamath would suffer substantial cash shortfalls in 2002 and 2003

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--------------------------------------------------------------------------------

                                                               Strategic Process

Existing Structure: Revised 2002 August Company Projections ($ in millions)
================================================================================

                                                                            FYE 12/31
                                                   ---------------------------------------------------------
                                                   2002E      2003E      2004E     2005E     2006E     2007E
                                                   -----      -----      -----     -----     -----     -----
Klamath Stand-Alone EBITDDA                        26.5        25.2       25.9      29.4      33.2      35.1
Less: Interest Expense on Klamath Notes            21.4        20.9       20.5      19.8      18.8      18.2
Less: Interest on Working Capital Facility          0.1         0.1        0.1       0.1       0.1       0.1
Less: Interest on Revolver                          0.0         0.0        0.0       0.0       0.0       0.0
Less: Capex                                         2.7         1.4        1.4       1.4       1.4       1.4
Less: Consent Solicitation                          0.0         0.0        0.0       0.0       0.0       0.0
                                                  -----       -----      -----    ------    ------    ------
Net Cash Flow                                       2.4         2.9        4.0       8.1      12.9      15.4

Cash carried over from 2001                         1.7
Revolver Financing                                  0.0         0.0        0.0       0.0       0.0       0.0
Less: Cash to Klamath Notes Buy Back @ discount     4.1         2.9        4.0       8.1      12.9       0.0
                                                  -----       -----      -----    ------    ------    ------
Net Cash Flow                                       0.0         0.0        0.0       0.0       0.0      15.4

Cash to Distributions on Common Units               0.0         0.0        0.0       0.0       0.0      15.4

Revolver Ending Balance                             0.0         0.0        0.0       0.0       0.0       0.0
Ending Klamath Notes                              219.1       215.2      210.2     202.1     189.2     189.2
Repurchase Discount                                 70%         75%        80%      100%      100%      100%

Klamath Stand-Alone EBITDDA                        26.5        25.2       25.9      29.4      33.2      35.1
Plus: Preferred Interest (Yakima)                   2.0         2.1        2.2       2.3       2.5       2.6
EBITDDA                                            28.5        27.4       28.1      31.7      35.7      37.6
Fixed Coverage Ratio                              1.33x       1.31x      1.37x     1.60x     1.89x     2.07x
Minimum Fixed Coverage Ratio                      1.75x       1.75x      1.75x     1.75x     1.75x     1.75x

------------------------------------------------------------------------------------------------------------
Distribution per Common Unit                      $0.00       $0.00      $0.00     $0.00     $0.00     $1.60
------------------------------------------------------------------------------------------------------------
Minimum Annual Distribution per Common Unit       $2.00       $2.00      $2.00     $2.00     $2.00     $2.00
Distribution Arrearage                            $4.00       $6.00      $8.00    $10.00    $12.00    $12.40
------------------------------------------------------------------------------------------------------------
Distribution per Subordinated Unit                $0.00       $0.00      $0.00     $0.00     $0.00     $0.00
------------------------------------------------------------------------------------------------------------


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--------------------------------------------------------------------------------

                                                               Strategic Process

Existing Structure: RISI Trend Forecasts ($ in millions)
================================================================================

                                                     ---------------------------------------------------
                                                                          FYE 12/31
                                                     ---------------------------------------------------
                                                     2002E     2003E    2004E    2005E    2006E    2007E
                                                     -----     -----    -----    -----    -----    -----
Klamath Stand-Alone EBITDDA                           16.1      18.1     30.9     26.5     30.1     31.8
Less: Interest Expense on Klamath Notes               21.6      21.6     21.6     21.6     21.6     21.3
Less: Interest on Working Capital Facility             0.1       0.1      0.1      0.1      0.1      0.1
Less: Interest on Revolver                             0.8       2.3      2.4      1.8      1.1      0.3
Less: Capex                                            2.7       1.4      1.4      1.4      1.4      1.4
Less: Consent Solicitation                             0.0       0.0      0.0      0.0      0.0      0.0
                                                     -----     -----    -----   ------   ------   ------
Net Cash Flow                                        (9.1)     (7.2)      5.5      1.7      6.0      8.8

Cash carried over from 2001                            0.4
Revolver Financing                                     9.1       7.2    (5.5)    (1.7)    (6.0)    (3.1)
Less: Cash to Klamath Notes Buy Back @ discount        0.4       0.0      0.0      0.0      0.0      5.7
                                                     -----     -----    -----   ------   ------   ------
Net Cash Flow                                          0.0       0.0      0.0    (0.0)    (0.0)    (0.0)

Cash to Distributions on Common Units                  0.0       0.0      0.0      0.0      0.0      0.0

Revolver Ending Balance                                9.1      16.2     10.8      9.1      3.1      0.0
Ending Klamath Notes                                 224.5     224.5    224.5    224.5    224.5    218.8
Repurchase Discount                                    70%       75%      80%     100%     100%     100%

Klamath Stand-Alone EBITDDA                           16.1      18.1     30.9     26.5     30.1     31.8
Plus: Preferred Interest (Yakima)                      2.0       2.1      2.2      2.3      2.5      2.6
EBITDDA                                               18.1      20.3     33.1     28.8     32.5     34.4
Fixed Coverage Ratio                                 0.84x     0.94x    1.53x    1.34x    1.51x    1.61x
Minimum Fixed Coverage Ratio                         1.75x     1.75x    1.75x    1.75x    1.75x    1.75x

--------------------------------------------------------------------------------------------------------
Distribution per Common Unit                         $0.00     $0.00    $0.00    $0.00    $0.00    $0.00
--------------------------------------------------------------------------------------------------------
Minimum Annual Distribution per Common Unit          $2.00     $2.00    $2.00    $2.00    $2.00    $2.00
Distribution Arrearage                               $4.00     $6.00    $8.00   $10.00   $12.00   $14.00
--------------------------------------------------------------------------------------------------------
Distribution per Subordinated Unit                   $0.00     $0.00    $0.00    $0.00    $0.00    $0.00
--------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------

                                                               Strategic Process

Working Capital Facility
================================================================================

o Analysis of the Revised August 2002 Company Projections suggest some cash deficiencies in first half, however, below $15MM

      o Analysis based on historical first-half allocations of earnings and capex applied to Revised August 2002 Company Projections

      o Historically, cash draws on existing revolver have been reported as high as $10.5MM (June 30, 2001)

o DrKW analysis assumes a $5MM working capital facility for inter-year cash shortfalls

      o     18% interest on draw; 1% commitment fee

      o     Average draw at $2.5MM

      o     Effective cost per annum at 10%

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--------------------------------------------------------------------------------

                                                               Strategic Process

Analysis of Seasonal Cyclicality ($ in millions)
================================================================================

                                     ------
First Half EBITDDA                    35.0%
                                     ------

                                     ------
First Half Interest Expense           50.0%
                                     ------

                                     ------
First Half Capex                     100.0%
                                     ------

                                     ------
Contribution to Reserve                0.0%
                                     ------

                                    --------------------------------------------
                                               First Half ending 06/30
                                    --------------------------------------------
                                    2002E   2003E   2004E   2005E   2006E  2007E
                                    -----   -----   -----   -----   -----  -----
Klamath Stand-Alone EBITDDA          $9.3    $8.8    $9.1   $10.3   $11.6  $12.3
Less: Interest Expense               10.7    10.5    10.3     9.9     9.5    9.2
Plus: Interest Income                 0.0     0.0     0.0     0.0     0.0    0.0
Less: Capex                           2.7     1.4     1.4     1.4     1.4    1.4
Less: Consent Solicitation            0.0     0.0     0.0     0.0     0.0    0.0
Less: Change in Net Working Capital   0.0     0.0     0.0     0.0     0.0    0.0
                                     ----    ----    ----   -----   -----  -----
Net Cash Flow                        (4.1)   (3.0)   (2.6)   (1.0)    0.8    1.7

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--------------------------------------------------------------------------------

================================================================================

                    -----------------------------------------

                                    Valuation

                    -----------------------------------------

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--------------------------------------------------------------------------------

                                                                       Valuation

Valuation Summary ($ in millions)
================================================================================

                                                                                       Enterprise Value/
    Valuation                 Enterprise     Equity       Equity Value    -------------------------------------------
   Methodology                 Value(1)      Value          per Unit      2001 EBITDDA        MBF             Acre
 ---------------             ------------  ---------     -------------    -------------    -----------    -----------
DCF (Unlevered FCF)          $249 - $286   $24 - $62     $1.87 - $4.80    10.7x - 12.4x    $134 - $155    $447 - $515
---------------------------------------------------------------------------------------------------------------------
Cash Dividends                 292 - 305     67 - 80     $5.25 - $6.24    12.6x - 13.2x    $158 - $165    $525 - $548
---------------------------------------------------------------------------------------------------------------------
Comparable Companies           245 - 266     21 - 41     $1.61 - $3.22    10.6x - 11.5x    $133 - $144    $441 - $479
---------------------------------------------------------------------------------------------------------------------
Asset Acquisitions             241 - 278     16 - 53     $1.24 - $4.12    10.4x - 12.0x    $130 - $150    $433 - $499
---------------------------------------------------------------------------------------------------------------------
Appraisal Based Value(2)       230 - 257      5 - 33     $0.39 - $2.53     9.9x - 11.1x    $124 - $139    $413 - $463
---------------------------------------------------------------------------------------------------------------------
Minority Close-outs            237 - 244     12 - 19     $0.93 - $1.49    10.2x - 10.5x    $128 - $132    $426 - $438
---------------------------------------------------------------------------------------------------------------------
Unit Price as of 10/7/02             236          11             $0.87            10.2x           $127           $424
---------------------------------------------------------------------------------------------------------------------
52-Week High/Low               232 - 262      8 - 37     $0.60 - $2.90    10.0x - 11.3x    $126 - $142    $418 - $471
---------------------------------------------------------------------------------------------------------------------

----------
(1)   Net debt @ $224.6MM as of June 30, 2002.

(2)   Appraisal value range based on a 5% margin around timberlands appraisals.

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--------------------------------------------------------------------------------

                                                                       Valuation

Valuation Notes
================================================================================

o     DCF

      o Base Case Valuation as of 6/30/02 - based on Revised August 2002 Company Projections

      o     Balance sheet as of 6/30/02

      o     Discount rate at 9.0% - 10.0%

            - Based on mean WACC of peer group post 38% tax rate (see WACC discussion)

            - Company's WACC using its current YTM of 22.9% on the Klamath Notes would be 14.1%

      o     Analysis conducted on unlevered free cash flows over 2002 - 2007

            -     Assumes cash flows immediately available for distribution

      o Terminal year based on normalized cash flows for years 2004-2007, once recovery is achieved

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--------------------------------------------------------------------------------

================================================================================

                    -----------------------------------------

                                    Appendix

                    -----------------------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                    -----------------------------------------

                        Klamath Projections / Financials

                    -----------------------------------------

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--------------------------------------------------------------------------------

                                                Klamath Projections / Financials

Klamath Income Statement ($ in millions, except per unit amounts)
================================================================================

                                        ------------------------------------------------------------------------
                                                                       FYE 12/31
                                        ------------------------------------------------------------------------
                                         2000      2001     2002E    2003E    2004E     2005E     2006E    2007E
                                         ----      ----     -----    -----    -----     -----     -----    -----
Log Sales                               $72.3     $28.6     $27.5    $19.9    $38.9     $43.2     $46.2    $47.9
Timber Deed Sales                         0.0      24.7      14.3     17.2      7.0       6.2       7.0      7.2
Timberland Sales                          2.8       0.0       0.0      0.0      0.0       0.0       0.0      0.0
Small Log Sales                           0.0       0.0       6.7      5.3      5.5       5.5       5.5      5.5
By-products and other                     0.6       0.6       0.8      0.9      1.0       1.0       1.0      1.0
Income from Reinvestment                  0.0       0.0       0.0      0.0      0.0       0.0       0.0      0.0
                                       ------    ------    ------   ------   ------    ------    ------   ------
Total Revenue                            75.6      53.8      49.3     43.3     52.4      55.9      59.7     61.6

Log and Haul Costs                       19.9      15.9      14.5      9.9     18.4      18.4      18.4     18.4
Cost of Timber & Property Sales           2.6       0.0       0.0      0.0      0.0       0.0       0.0      0.0
Forest Expenses                           0.0       2.3       2.0      1.9      1.9       1.8       1.8      1.8
Depreciation, Depletion and Amort.       28.8      31.7      21.3     17.8     18.0      16.8      16.8     16.8
                                       ------    ------    ------   ------   ------    ------    ------   ------
Gross Profit                             24.3       3.9      11.4     13.7     14.2      18.9      22.7     24.6

SG&A                                      8.4       8.4       6.3      6.3      6.3       6.3       6.3      6.3
Business Reinvestment of Excess Cash                0.0       0.0      0.0      0.0       0.0       0.0      0.0
Plus: Equity in Income of Affiliate       2.0     (2.1)
                                       ------    ------    ------   ------   ------    ------    ------   ------
EBIT                                     17.9     (6.6)       5.2      7.4      7.9      12.6      16.4     18.3

Less: Net Interest Expense               21.5      21.6      21.6     21.5     21.4      21.2      21.0     20.8
Less: Amortization of Financing Fees      0.7       0.7       0.7      0.7      0.7       0.7       0.7      0.7
Less: Other Interest                     (0.2)      0.0       0.0      0.0      0.0       0.0       0.0      0.0
Less: Minority Interest                  (0.0)      0.0       0.0      0.0      0.0       0.0       0.0      0.0
Less: GP Interest                        (0.0)      0.0       0.0      0.0      0.0       0.0       0.0      0.0
                                       ------    ------    ------   ------   ------    ------    ------   ------
Net Income to Unit Holders               (4.0)    (28.8)    (17.1)   (14.8)   (14.1)     (9.3)     (5.2)    (3.2)

Earnings per Unit                      ($0.31)   ($2.24)   ($1.33)  ($1.15)  ($1.10)   ($0.72)   ($0.41)  ($0.25)
Weighted Average Units Outstanding       12.9      12.9      12.9     12.9     12.9      12.9      12.9     12.9

EBIT (Klamath Falls Only)                15.9      (4.5)      5.2      7.4      7.9      12.6      16.4     18.3
Depreciation, Depletion and Amort.       28.8      31.7      21.3     17.8     18.0      16.8      16.8     16.8
Cost of Timber & Property Sales           2.6       0.0       0.0      0.0      0.0       0.0       0.0      0.0
                                       ------    ------    ------   ------   ------    ------    ------   ------
EBITDDA (Klamath Falls only)             47.3      27.2      26.5     25.2     25.9      29.4      33.2     35.1

Log Sales Volume (MMBF)                  96.1      82.1      79.0     54.0    100.0     100.0     100.0    100.0
Deed Sales Volume (MMBF)                147.5     154.5      80.0     79.0     34.0      25.0      25.0     25.0
Timberland Sales Volume (MMBF)           13.6       0.0       0.0      0.0      0.0       0.0       0.0      0.0
                                       ------    ------    ------   ------   ------    ------    ------   ------
Total Harvest Per Year (MMBF)           257.2     236.6     159.0    133.0    134.0     125.0     125.0    125.0

Delivered Log Prices ($/MBF)           $393.0    $348.0    $348.0   $368.7   $389.4    $432.0    $462.4   $478.6
Log and Haul Costs ($/MBF)              188.0     194.0     184.0    184.0    184.0     184.0     184.0    184.0

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                Klamath Projections / Financials

Klamath Balance Sheet ($ in millions)
================================================================================

                                            ---------------------------------------------------------------------------
                                                                              FYE 12/31
                                            ---------------------------------------------------------------------------
                                             2000      2001     2002E      2003E    2004E     2005E     2006E     2007E
                                             ----      ----     -----      -----    -----     -----     -----     -----
Assets
  Cash and Cash Equivalents                  $3.2      $1.7      $3.3       $2.0     $1.8      $0.1      $0.2     $13.6
  Cash Investments                            0.0       0.0       3.0        7.5     11.0      17.0      28.0      28.0
  Receivables                                 6.9       0.2       1.5        1.5      1.5       1.5       1.5       1.5
  Prepaid Expenses and Other                  0.0       0.0       0.0        0.0      0.0       0.0       0.0       0.0
                                            -----     -----     -----      -----    -----     -----     -----     -----
  Current Assets                             10.1       2.0       7.8       11.0     14.3      18.6      29.8      43.1

  Timber and Timberlands                    264.7     218.7     198.8      182.3    165.8     150.4     135.0     119.6
  Investments in Affiliate                   20.5      34.7      29.8       26.5     23.8      23.8      21.0      18.0
  PP&E                                        0.9       0.9       0.9        0.9      0.9       0.9       0.9       0.9
  Notes Receivable, less current portion      0.0       0.0       0.0        0.0      0.0       0.0       0.0       0.0
  Deferred Financing Fees                     4.6       4.0       3.3        2.6      1.9       1.3       0.6     (0.1)
                                            -----     -----     -----      -----    -----     -----     -----     -----
  Total Assets                              300.9     260.3     240.6      223.4    206.7     195.0     187.3     181.6

Liabilities and Partners' Capital

  Revolving Credit Facility                   0.0       0.0       0.0        0.0      0.0       0.0       0.0       0.0
  Working Capital Facility                    0.0       0.0       0.0        0.0      0.0       0.0       0.0       0.0
  Payables                                    6.6       3.0       3.0        3.0      3.0       3.0       3.0       3.0
  Deferred Revenues / Deposits                1.5       0.0       0.0        0.0      0.0       0.0       0.0       0.0
                                            -----     -----     -----      -----    -----     -----     -----     -----
  Current Liabilities                         8.1       3.0       3.0        3.0      3.0       3.0       3.0       3.0

  Long Term Debt                            225.0     225.0     225.0      225.0    225.0     225.0     225.0     225.0
  Minority Interest                           0.7       0.7       0.7        0.7      0.7       0.7       0.7       0.7
                                            -----     -----     -----      -----    -----     -----     -----     -----
  Total Liabilities                         233.8     228.7     228.7      228.7    228.7     228.7     228.7     228.7

  Common Interest                            67.1      31.6      12.0       (5.3)   (21.9)    (33.7)    (41.4)    (47.1)

  Total Liabilities and Capital             300.9     260.3     240.6      223.4    206.7     195.0     187.3     181.6

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                Klamath Projections / Financials

Klamath Cash Flow Statement ($ in millions)
================================================================================

                                            --------------------------------------------------------------------------
                                                                              FYE 12/31
                                            --------------------------------------------------------------------------
                                             2000      2001     2002E      2003E     2004E    2005E    2006E    2007E
                                             ----      ----     -----      -----     -----    -----    -----    -----
Net Income to Unit Holders                  ($4.0)    ($28.8)  ($17.1)    ($14.8)   ($14.1)   ($9.3)   ($5.2)   ($3.2)
Distribution to General Partner              (0.0)       0.0      0.0        0.0       0.0      0.0      0.0      0.0
Depreciation, Depletion and Amort.           28.8       31.7     21.3       17.8      18.0     16.8     16.8     16.8
Amortization of Financing Fees                0.7        0.7      0.7        0.7       0.7      0.7      0.7      0.7
Affiliate Equity Adjustment                              0.0     (2.5)      (2.5)     (2.5)    (2.5)    (2.5)    (2.5)
Cost of Timber & Property Sales               2.6        0.0      0.0        0.0       0.0      0.0      0.0      0.0

Gain (Loss) on Disposal of Assets            (0.0)       0.0      0.0        0.0       0.0      0.0      0.0      0.0
Other Non-Cash Items                          0.1        0.0      0.0        0.0       0.0      0.0      0.0      0.0
Minority Interest                            (0.0)       0.0      0.0        0.0       0.0      0.0      0.0      0.0
(Inc.) / Dec. in Receivables                 (3.7)       6.7     (1.3)       0.0       0.0      0.0      0.0      0.0
(Inc.) / Dec. in Prepaids and Other           0.9        0.0      0.0        0.0       0.0      0.0      0.0      0.0
Inc. / (Dec.) in Payables                     2.1       (3.6)     0.0        0.0       0.0      0.0      0.0      0.0
Inc. / (Dec.) in Deferred
   Revenues / Deposits                        1.4       (1.5)     0.0        0.0       0.0      0.0      0.0      0.0
                                            -----     ------   ------     ------    ------    -----    -----    -----
Net Cash Provided by Operating
   Activities                                28.9        5.1      1.1        1.2       2.0      5.7      9.7     11.7

Capital Expenditures:

   Reforestation                             (2.3)      (1.3)    (1.3)      (1.3)     (1.3)    (1.3)    (1.3)    (1.3)
   Roads                                     (0.1)      (0.1)    (0.1)      (0.1)     (0.1)    (0.1)    (0.1)    (0.1)
   Timber                                     0.0       15.6      0.0        0.0       0.0      0.0      0.0      0.0
Proceeds from Sales                           0.1        0.0      0.0        0.0       0.0      0.0      0.0      0.0
Increase in Cash Investments                             0.0     (3.0)      (4.5)     (3.5)    (6.0)   (11.0)     0.0
Investment In Affiliate                       2.0      (14.1)     4.8        3.4       2.7     (0.0)     2.8      3.0
                                            -----     ------   ------     ------    ------    -----    -----    -----
Net Cash Used by Investing Activities        (0.3)       0.1      0.5       (2.5)     (2.2)    (7.4)    (9.5)     1.6

Distributions to Partners                   (26.0)      (6.7)     0.0        0.0       0.0      0.0      0.0      0.0
Distributions to Minority Interest           (0.3)       0.0      0.0        0.0       0.0      0.0      0.0      0.0
Payment to Affiliates                         0.0        0.0      0.0        0.0       0.0      0.0      0.0      0.0
Draw-down (Repayment) on the Revolver         0.0        0.0      0.0        0.0       0.0      0.0      0.0      0.0
Borrowing / (Repayment) of
   Working Capital                            0.0        0.0      0.0        0.0       0.0      0.0      0.0      0.0
Borrowing / (Repayment) of
   Senior Notes                               0.0        0.0      0.0        0.0       0.0      0.0      0.0      0.0
                                            -----     ------   ------     ------    ------    -----    -----    -----
Net Cash Used by Financing Activities       (26.2)      (6.7)     0.0        0.0       0.0      0.0      0.0      0.0

Beginning Cash Balance                        2.8        3.2      1.7        3.3       2.0      1.8      0.1      0.2

Net Increase (Decrease) in
   Cash and Cash                              2.4       (1.4)     1.5       (1.3)     (0.2)    (1.8)     0.2     13.3

Ending Cash Balance                           3.2        1.7      3.3        2.0       1.8      0.1      0.2     13.6

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

================================================================================

                    -----------------------------------------

                         Yakima Projections / Financials

                    -----------------------------------------

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                 Yakima Projections / Financials

Yakima Income Statement ($ in millions)
================================================================================

                                          ----------------------------------------------------------
                                                                   FYE 12/31
                                          ----------------------------------------------------------
                                           2000   2001   2002E   2003E   2004E   2005E  2006E  2007E
                                           ----   ----   -----   -----   -----   -----  -----  -----
Revenue
   Logs - Core                            $25.2   $1.1    $2.2    $3.1    $3.3    $3.6   $3.9   $4.0
   Logs- Yainax & Antelope                         0.0     6.1     8.6     7.7     3.6    0.0    0.0
   Camp 6 Timber Deed                              2.7     6.9     7.7     7.7     8.7    0.0    0.0
   Acquisition                                             0.0     0.0     0.0     0.0    0.0    0.0
   Timber Deeds                                    5.7     2.4     2.5     2.7     3.0    3.2    3.3
   Other Sales / HBU Sales                  0.4    0.5     0.5     0.6     1.6     3.0    4.1    4.1
   Timerland Sales & 4th Q Stumpage                        4.9
                                          -----   ----    ----    ----    ----    ----   ----   ----
   Total Revenue                           25.6   10.1    23.1    22.5    22.9    21.8   11.2   11.4

Logging Costs
   Core                                     9.1    0.6     1.1     1.5     1.5     1.5    1.5    1.5
   Yainax & Antelope                               0.0     3.0     3.8     3.3     1.5    0.0    0.0
   Camp 6 Timber Deed                              1.4     3.6     3.7     3.6     3.6    0.0    0.0
   Acquisition                                             0.0     0.0     0.0     0.0    0.0    0.0
Forest Expenses                                    0.1     0.1     0.1     0.1     0.2    0.2    0.2
Other Expenses (Service Fee)                1.4    2.1     2.5     2.5     2.5     2.5    2.5    2.5
EBITDDA                                    15.2    5.9    12.7    10.7    11.8    12.6    7.0    7.2
Depletion - Core & Road Amortization        6.5    2.3     1.4     1.6     1.5     1.5    1.5    1.5
Depletion - Yainax & Antelope                      0.0     1.5     1.9     1.7     0.8    0.0    0.0
Depletion - Camp 6                                 1.1     3.0     3.1     2.9     1.8    0.0    0.0
Depletion - Acquisition                                    0.0     0.0     0.0     0.0    0.0    0.0
Cost of Timberland / HBU Sale                      0.0     4.6     0.1     0.2     0.3    0.4    0.4
                                          -----   ----    ----    ----    ----    ----   ----   ----
EBIT                                        8.7    2.4     2.3     4.1     5.5     8.1    5.0    5.3
Less: Interest Expense                      5.6    3.8     2.4     2.9     3.4     3.9    3.9    3.9
Less: Loan Guarantee Fee  1.8%              0.0    0.3     1.8     1.8     1.8     1.8    1.8    1.8
Less: Hedging Costs, LC Fee & Amort.
   Of Fees                                  0.4    0.6     0.8     0.8     0.8     0.8    0.8    0.8
Less: Preferred Interest Payable
   (of Face Value)                          1.2    1.9     2.0     2.1     2.2     2.3    2.5    2.6
Plus: Interest Income 3.0%                  0.1    0.0     0.3     0.5     0.6     0.7    0.7    0.3
EBT                                         1.6   (4.2)   (4.4)   (3.0)   (2.1)    0.1   (3.2)  (3.5)
Reference
   Earnings to Klamath Falls (49%)          0.8   (2.1)   (2.1)   (1.5)   (1.0)    0.0   (1.6)  (1.7)
                                          -----   ----    ----    ----    ----    ----   ----   ----
   Plus: Add-back of Preferred Dividend     1.2    1.9     2.0     2.1     2.2     2.3    2.5    2.6
   Income from Affiliate                    2.0   (0.1)   (0.1)    0.7     1.2     2.4    0.9    0.9
   Log Sales Volume (MMBF)                 39.0   10.9    43.3    50.5    47.3    37.3    8.1    8.1
   Deed Sales Volume (MMBF)                35.5   23.0     9.6     9.6     9.6     9.6    9.6    9.6
                                          -----   ----    ----    ----    ----    ----   ----   ----
   Total Harvest Per Year (MMBF)           74.6   33.9    52.9    60.1    56.9    46.9   17.7   17.7

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                 Yakima Projections / Financials

Yakima Balance Sheet ($ in millions)
================================================================================

                                                  -----------------------------------------------------------------------
                                                                                 FYE 12/31
                                                  -----------------------------------------------------------------------
                                                   1999    2000    2001   2002E    2003E   2004E   2005E   2006E    2007E
                                                   ----    ----    ----   -----    -----   -----   -----   -----    -----
Assets
   Cash & Cash Equivalents                         $9.1    $0.4    $5.1    $4.1     $2.7    $1.3    $2.2    $1.4    $12.5
   Cash Investments                                 0.0     0.0     1.5     3.5      6.0    11.0    14.0    13.0      0.0
   Accounts Receivable & Current Portion Notes      0.0     3.4     3.4     1.5      1.5     1.5     1.5     1.5      1.5
   Prepaid and Other                                0.0     0.0     0.0     0.1      0.1     0.1     0.1     0.1      0.1
                                                   ----    ----   -----   -----    -----   -----   -----   -----    -----
   Total Current Assets                             9.1     3.9    10.1     9.2     10.2    13.9    17.8    16.0     14.1

   Timber & Timberlands                            73.7    51.6    85.4    77.0     72.8    68.8    65.9    64.7     63.6
   Other Timber Assets                              0.1    18.9    18.9    17.4     15.5    13.8    13.0    13.0     13.0
   Other Assets Added                                                       0.0      0.0     0.0     0.0     0.0      0.0
   Timber Deeds
                                                           ----   -----   -----    -----   -----   -----   -----    -----
   Total Timber and Timberlands, net               73.9    70.4   104.3    94.4     88.3    82.6    78.9    77.7     76.6
   PP&E                                             0.0     0.1     0.1     0.1      0.1     0.1     0.1     0.1      0.1
   Operating Reserve Accounts (replace with L/C)                    4.8
   Borrowing Reserve Accounts                                       1.9     7.5      9.5     9.5     9.5     9.5      9.5
   Loans to Affiliates                                                     16.0     16.0    16.0    16.0    16.0     16.0
   Deferred Financing Fees                          0.8     0.7     3.8     3.5      3.2     2.9     2.6     2.3      2.0
                                                   ----    ----   -----   -----    -----   -----   -----   -----    -----
   Total Assets                                    83.9    75.1   124.9   130.6    127.3   124.9   124.8   121.6    118.2

Liabilities and Partners' Capital
   Revolving Credit Facility                        0.0     0.0     0.0     0.0      0.0     0.0     0.0     0.0      0.0
   Long Term Debt, current portion                 13.5    10.0     0.0     0.0      0.0     0.0     0.0     0.0      0.0
   Accounts Payable                                 0.1     1.2     1.2     1.7      1.7     1.7     1.7     1.7      1.7
   Deferred Revenue                                 5.5     0.0     0.0     0.0      0.0     0.0     0.0     0.0      0.0
                                                   ----    ----   -----   -----    -----   -----   -----   -----    -----
   Total Current Liabilities                       19.1    11.2     1.2     1.7      1.7     1.7     1.7     1.7      1.7

   Long Term Debt                                  46.5    42.8    88.4    98.5     98.5    98.5    98.5    98.5     98.5

   Total Liabilities                               65.6    54.0    89.6   100.2    100.2   100.2   100.2   100.2    100.2

   Preferred Interest                              18.2    20.3    35.3    30.5     27.1    24.7    24.7    21.4     18.0
   Common Interest                                  0.0     0.8     0.0     0.0      0.0     0.0     0.0     0.0      0.0
                                                   ----    ----   -----   -----    -----   -----   -----   -----    -----
   Total Liabilities & Partners' Capital           83.9    75.1   124.9   130.6    127.3   124.9   124.8   121.6    118.2

                                           [LOGO] Dresdner Kleinwort Wasserstein
--------------------------------------------------------------------------------

                                                 Yakima Projections / Financials

Yakima Cash Flow Statement ($ in millions)
================================================================================

                                                         ----------------------------------------------------------
                                                                                  FYE 12/31
                                                         ----------------------------------------------------------
                                                         2001    2002E     2003E   2004E    2005E    2006E    2007E
                                                         ----    -----     -----   -----    -----    -----    -----
EBT                                                      (4.2)    (4.4)     (3.0)   (2.1)      0.1    (3.2)    (3.5)

DD&A and Fees- Yakima                                     2.8      3.2       3.7     3.6      2.6      1.8      1.8
Cost of Timber Deed Sales                                 1.1      3.0       3.1     2.9      1.8      0.0      0.0

(Inc.)/Dec. in Receivables                                0.0      1.9       0.0     0.0      0.0      0.0      0.0
(Inc.)/Dec. in Prepaids and Other                         0.0    (0.0)       0.0     0.0      0.0      0.0      0.0
Inc./(Dec.) in Payables                                   0.0      0.5       0.0     0.0      0.0      0.0      0.0
Inc./(Dec.) in Deferred Revenues/Deposits                 0.0      0.0       0.0     0.0      0.0      0.0      0.0
                                                        -----    -----      ----    ----     ----     ----     ----
Net Cash Provided by Operating Activities                (0.3)     4.2       3.8     4.4      4.5     (1.3)    (1.6)

Capital Expenditures:
   Reforestation                                         (0.3)    (0.4)     (0.4)   (0.4)    (0.4)    (0.3)    (0.3)
   Roads                                                 (0.1)    (0.1)     (0.1)   (0.1)    (0.1)    (0.1)    (0.1)
   Other                                                  0.0      0.0       0.0     0.0      0.0      0.0      0.0
                                                        -----    -----      ----    ----     ----      ---     ----
   Total CapEx                                           (0.4)    (0.4)     (0.4)   (0.5)    (0.5)    (0.4)    (0.4)
Timber (Payment for asset transfers, incl. Camp 9)      (36.9)     4.5       0.0     0.0      0.0      0.0      0.0
(Inc)/Dec in Cash Investment                             (1.5)    (2.0)     (2.5)   (5.0)    (3.0)     1.0     13.0
(Inc)/Dec in Loans to Affiliates                          0.0    (16.0)      0.0     0.0      0.0      0.0      0.0
                                                        -----    -----      ----    ----     ----     ----     ----
Net Cash Used by Investing Activities                   (38.8)   (13.9)     (2.9)   (5.5)    (3.5)     0.6     12.6

Distributions                                             0.0      0.0       0.0     0.0      0.0      0.0      0.0
Draw-down (Repayment) on the Revolver                     0.0      0.0       0.0     0.0      0.0      0.0      0.0
Change in Timber Deed
Change in Reserve Accounts                               (6.7)    (0.8)     (2.0)    0.0      0.0      0.0      0.0
Increase/(Decrease) of Long Term Debt                    45.6     10.1       0.0     0.0      0.0      0.0      0.0
Increase/(Decrease) of CP of Long Term Debt             (10.0)     0.0       0.0     0.0      0.0      0.0      0.0
Cost of Financing                                        (3.6)     0.0       0.0     0.0      0.0      0.0      0.0
Change in Preferred Interest (of Face Value)             18.4      2.0       2.1     2.2      2.3      2.5      2.6
                                                        -----    -----      ----    ----     ----     ----     ----
Net Cash Used by Financing Activities                    43.8     11.3       0.1     2.2      2.3      2.5      2.6

Distributions                                             0.0     (2.5)     (2.5)   (2.5)    (2.5)    (2.5)    (2.5)
Tax Distributions                                         0.0      0.0       0.0     0.0      0.0      0.0      0.0

Beginning Cash Balance                                    0.4      5.1       4.1     2.7      1.3      2.2      1.4

Net Increase (Decrease) in Cash and Cash Equivalents      4.7     (1.0)     (1.5)   (1.3)     0.9     (0.8)    11.1

Ending Cash Balance                                       5.1      4.1       2.7     1.3      2.2      1.4     12.5

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                                      -49-

================================================================================

                    -----------------------------------------

                              Discounted Cash Flow
                                    Analysis

                    -----------------------------------------

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                                      -50-

                                                   Discounted Cash Flow Analysis

DCF Sensitivity Analysis
================================================================================

o 9.5% discount rate and 0.5% perpetuity growth rate are the two variables held constant in calculating the following sensitivities

o A decrease of 5MM BF in log sales per year (on an average harvest of approximately 134MM BF throughout the forecast period) decreases the DCF value by $1.04 per unit

o A 5% change in Senior Management's price estimates results in a $1.34 per unit change in the DCF value

o A decrease of 0.5% in the discount rate increases the DCF value by $1.21 per unit

o An increase of 0.5% in the perpetuity growth rate increases the DCF value by $0.82 per unit

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                                      -51-

                                                   Discounted Cash Flow Analysis

Klamath Falls Discounted Cash Flow Matrix ($ in millions)
================================================================================

 --------------------------------------------------------------------------------------------   ---------------------------------
                                       Perpetuity Growth Rate                                    Normalized UFCF(1)        $24.2
                                                                                                 Debt as of 6/30/02        224.6
              (0.5%)               0.0%                 0.5%                 1.0%                Units Outstanding          12.9
            ---------------------------------------------------------------------------------   ---------------------------------
 Discount
   Rate     $107.9              $107.9               $107.9                $107.9               Present Value of Free Cash Flows
             158.1     59.4%     167.7      60.9%     178.5     62.3%       190.6    63.9%      Present Value of Perpetuity
            ------              ------               ------                ------
   9.0%     $266.0              $275.6               $286.4                $298.5               Net Enterprise Value
              41.3                51.0                 61.7                  73.8               Net Equity Value
             $3.22               $3.96                $4.80                 $5.74               Implied Price per Unit

               7.9x                8.4x                 8.9x                  9.5x              Implied Terminal EBITDDA Multiplier
              11.5x               11.9x                12.4x                 12.9x              Multiple of 2001E EBITDDA
              10.1x               10.4x                10.9x                 11.3x              Multiple of 2002E EBITDDA
            ---------------------------------------------------------------------------------------------------------------------

            $106.5              $106.5               $106.5                $106.5               Present Value of Free Cash Flows
             146.5     57.9%     155.0      59.3%     164.4     60.7%       174.9    62.2%      Present Value of Perpetuity
            ------              ------               ------                ------
   9.5%     $252.9              $261.4               $270.8                $281.4               Net Enterprise Value
              28.3                36.8                 46.2                  56.7               Net Equity Value
             $2.20               $2.86                $3.59                 $4.41               Implied Price per Unit

               7.5x                8.0x                 8.5x                  9.0x              Implied Terminal EBITDDA Multiplier
              10.9x               11.3x                11.7x                 12.1x              Multiple of 2001E EBITDDA
               9.6x                9.9x                10.3x                 10.7x              Multiple of 2002E EBITDDA
            ---------------------------------------------------------------------------------------------------------------------

            $105.1              $105.1               $105.1                $105.1               Present Value of Free Cash Flows
             136.0     56.4%     143.6      57.7%     151.9     59.1%       161.1    60.5%      Present Value of Perpetuity
            ------              ------               ------                ------
  10.0%     $241.1              $248.6               $256.9                $266.2               Net Enterprise Value
              16.5                24.0                 32.3                  41.6               Net Equity Value
             $1.28               $1.87                $2.51                 $3.23               Implied Price per Unit

               7.2x                7.6x                 8.0x                  8.5x              Implied Terminal EBITDDA Multiplier
              10.4x               10.7x                11.1x                 11.5x              Multiple of 2001E EBITDDA
               9.1x                9.4x                 9.7x                 10.1x              Multiple of 2002E EBITDDA

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                                      -52-

                                                   Discounted Cash Flow Analysis

Klamath Unlevered Free Cash Flows ($ in millions)
================================================================================

                                                           2002E       2003E       2004E       2005E       2006E          2007E
                                                           -----       -----       -----       -----       -----          -----
EBIT                                                        $5.2        $7.4        $7.9       $12.6       $16.4          $18.3
Less: Business Reinvestment of Excess Cash                   0.0         0.0         0.0         0.0         0.0            0.0
                                                            ----        ----        ----        ----        ----           ----
Unlevered FCF EBIT                                           5.2         7.4         7.9        12.6        16.4           18.3
Less: Imputed Taxes on Partnership Earnings @ 38.0%          2.0         2.8         3.0         4.8         6.2            7.0
Plus: Depletion, Depreciation and Amortization              21.3        17.8        18.0        16.8        16.8           16.8
Plus: Cost of Timber & Property Sales                        0.0         0.0         0.0         0.0         0.0            0.0
Less: Increase in Net Working Capital                        1.3         0.0         0.0         0.0         0.0            0.0
Less: Capital Expenditures                                   1.4         1.4         1.4         1.4         1.4            1.4
Less: Proceeds from Sales                                    0.0         0.0         0.0         0.0         0.0            0.0
                                                            ----        ----        ----        ----        ----           ----
Unlevered Free Cash Flow                                    21.8        21.0        21.5        23.2        25.6           26.7

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                                      -53-

                                                   Discounted Cash Flow Analysis

Yakima Discounted Cash Flow Matrix ($ in millions)
================================================================================

 --------------------------------------------------------------------------------------------   ---------------------------------
                                       Perpetuity Growth Rate                                    Normalized UFCF            $7.0
                                                                                                 Net Debt as of 6/30/02     88.2
              (0.5%)               0.0%                 0.5%                 1.0%                Preferred as of 6/30/02    26.2
            ---------------------------------------------------------------------------------    Total Units Outstanding    12.9
                                                                                               ---------------------------------
 Discount
   Rate      $41.1               $41.1                $41.1                $41.1                Present Value of Free Cash Flows
              43.4      51.4%     46.1     52.8%       49.0     54.4%       52.4     56.0%      Present Value of Perpetuity
            ------              ------               ------               ------
    9.0%     $84.6               $87.2                $90.2                $93.5                Net Enterprise Value
             (29.9)              (27.2)               (24.3)     0.15     (21.0)                Net Equity Value
             (14.6)              (13.3)               (11.9)               (10.3)               Net Equity Value x 49.0%
            ($1.14)             ($1.04)              ($0.93)              ($0.80)               Net Equity Value per Share

              10.5x               11.2x                11.9x                12.7x               Implied Terminal EBITDDA Multiplier
               5.6x                5.7x                 5.9x                 6.2x               Multiple of 2001 EBITDDA
               6.7x                6.9x                 7.1x                 7.4x               Multiple of 2002E EBITDDA
            ---------------------------------------------------------------------------------------------------------------------

             $40.7               $40.7                $40.7                $40.7                Present Value of Free Cash Flows
              40.1      49.6%     42.5     51.1%       45.1     52.5%       47.9     54.1%      Present Value of Perpetuity
            ------              ------               ------               ------
    9.5%     $80.9               $83.2                $85.8                $88.7                Net Enterprise Value
             (33.6)              (31.3)               (28.7)               (25.8)               Net Equity Value
             (16.5)              (15.3)               (14.1)               (12.6)               Net Equity Value x 49.0%
            ($1.28)             ($1.19)              ($1.09)              ($0.98)               Net Equity Value per Share

              10.0x               10.6x                11.2x                12.0x               Implied Terminal EBITDDA Multiplier
               5.3x                5.5x                 5.6x                 5.8x               Multiple of 2001 EBITDDA
               6.4x                6.6x                 6.8x                 7.0x               Multiple of 2002E EBITDDA
            ---------------------------------------------------------------------------------------------------------------------

             $40.3               $40.3                $40.3                $40.3                Present Value of Free Cash Flows
              37.2      48.0%     39.3     49.3%       41.5     50.7%       44.1     52.2%      Present Value of Perpetuity
            ------              ------               ------               ------
   10.0%     $77.5               $79.6                $81.8                $84.4                Net Enterprise Value
             (36.9)              (34.9)               (32.6)               (30.1)               Net Equity Value
             (18.1)              (17.1)               (16.0)               (14.7)               Net Equity Value x 49.0%
            ($1.41)             ($1.33)              ($1.24)              ($1.15)               Net Equity Value per Share

               9.6x               10.1x                10.7x                11.3x               Implied Terminal EBITDDA Multiplier
               5.1x                5.2x                 5.4x                 5.6x               Multiple of 2001 EBITDDA
               6.1x                6.3x                 6.4x                 6.6x               Multiple of 2002E EBITDDA

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                                      -54-

                                                   Discounted Cash Flow Analysis

Yakima Unlevered Free Cash Flows ($ in millions)
================================================================================

                                                           2002E         2003E       2004E       2005E       2006E       2007E
                                                           -----         -----       -----       -----       -----       -----
EBIT                                                        $2.3         $4.1        $5.5        $8.1        $5.0        $5.3
Less: Imputed Taxes on Partnership Earnings @ 38.0%          0.9          1.6         2.1         3.1         1.9         2.0
Plus: Depletion, Depreciation and Amortization              10.4          6.6         6.3         4.5         2.0         2.0
Less: Increase in Net Working Capital                       (2.4)         0.0         0.0         0.0         0.0         0.0
Less: Capital Expenditures (Yakima, Antelope, Yainax)        0.4          0.4         0.5         0.5         0.4         0.4
                                                           -----         ----        ----        ----        ----         ---
Unlevered Free Cash Flow                                   $13.7         $8.7        $9.3        $9.0        $4.7         4.8

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                                      -55-

================================================================================

                    -----------------------------------------

                           Cash Distribution Valuation
                                    Analysis

                    -----------------------------------------

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                                      -56-

                                            Cash Distribution Valuation Analysis

Distributions Discounted Cash Flow Matrix ($ in millions)
================================================================================

 --------------------------------------------------------------------------------------------   ---------------------------------
                                       Perpetuity Growth Rate                                    Normalized Dividend       $10.1

              (0.5%)               0.0%                 0.5%                 1.0%                Common Units Outstanding    9.6
            ---------------------------------------------------------------------------------   ---------------------------------
  Discount
   Rate       $5.7                $5.7                 $5.7                  $5.7               Present Value of Free Cash Flows
              49.3     89.6%      51.8     90.1%       54.5     90.5%        57.5     91.0%     Present Value of Perpetuity
             -----               -----                -----                 -----
   11.0%     $55.0               $57.5                $60.2                 $63.2               Net Equity Value

             $5.70               $5.96                $6.24                 $6.56               Implied Price per Unit

               9.4x                9.8x                10.3x                 10.8x              Multiple of 2001 EBITDDA
               4.3x                4.5x                 4.7x                  5.0x              Multiple of 2002E EBITDDA
            ---------------------------------------------------------------------------------------------------------------------

              $5.6                $5.6                 $5.6                  $5.6               Present Value of Free Cash Flows
              46.1     89.2%      48.3     89.7%       50.8     90.1%        53.5     90.6%     Present Value of Perpetuity
             -----               -----                -----                 -----
   11.5%     $51.6               $53.9                $56.3                 $59.0               Net Equity Value

             $5.35               $5.59                $5.84                 $6.12               Implied Price per Unit

               8.8x                9.2x                 9.6x                 10.0x              Multiple of 2001 EBITDDA
               4.1x                4.2x                 4.4x                  4.6x              Multiple of 2002E EBITDDA
            ---------------------------------------------------------------------------------------------------------------------

              $5.4                $5.4                 $5.4                  $5.4               Present Value of Free Cash Flows
              43.2     88.8%      45.2     89.3%       47.4     89.7%        49.8     90.2%     Present Value of Perpetuity
             -----               -----                -----                 -----
   12.0%     $48.6               $50.6                $52.8                 $55.2               Net Equity Value

             $5.04               $5.25                $5.47                 $5.72               Implied Price per Unit

               8.3x                8.6x                 9.0x                  9.4x              Multiple of 2001 EBITDDA
               3.8x                4.0x                 4.2x                  4.4x              Multiple of 2002E EBITDDA

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                                      -57-

                                            Cash Distribution Valuation Analysis

Dividend Stream ($ in millions)
================================================================================

                                                        FYE 12/31
                          -----------------------------------------------------------------------       Normalized
                          2001E      2002E      2003E      2004E      2005E      2006E      2007E          Year
                          -----      -----      -----      -----      -----      -----      -----       ----------
Cash Available for
  Distribution            $0.0       $0.0       $0.0       $0.0       $0.0       $0.0       $15.4
Cash Distributed           0.0        0.0        0.0        0.0        0.0        0.0        10.1
Less: Tax on
  Distribution @ 0.0%      0.0        0.0        0.0        0.0        0.0        0.0         0.0
Net Distribution           0.0        0.0        0.0        0.0        0.0        0.0        10.1

Net Cash Flow                                               4.0        8.1       12.9        15.4        10.1 (1)

----------
(1)   Average based on 2004-2007 once near term recovery achieved.

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                                      -58-

================================================================================

                    -----------------------------------------

                              Comparable Companies
                                    Analysis

                    -----------------------------------------

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                                      -59-

                                                   Comparable Companies Analysis

Comparable Companies Analysis ($ in millions)
================================================================================

                                                                                                Enterprise Value/
                                Stock/Unit    % of     Market               -------------------------------------------------------
                                  Price     52 Week   Value of  Enterprise    2001      LTM       2002E      2001     LTM    2002E
Company                         10/7/2002     High     Equity     Value     EBITDDA   EBITDDA    EBITDDA     EBIT     EBIT   EBIT
-------                         ---------     ----     ------     -----     -------   -------    -------     ----     ----   ------
U.S. Timberlands                   $0.87     30.0%      $11.2    $235.8      10.2x       9.8x       8.9x     NM       NM     46.5x
Crown Pacific Partners             $2.43     35.7%       74.2     581.4      10.5x      12.7x      11.3x     43.7x    42.2x  30.2x
Deltic Timber                     $23.00     65.0%      138.0     241.8       7.8x       7.5x       6.9x     15.3x    14.6x  14.2x
Plum Creek Timber                 $20.25     63.3%    3,750.5   5,226.5      12.0x      12.0x      11.6x     16.4x    14.4x  14.8x
Pope Resources                    $10.97     60.9%       49.6      84.6       7.9x       7.3x        NA      27.7x    22.9x    NA
-----------------------------------------------------------------------------------------------------------------------------------
Mean (excluding
  U.S. Timberlands)                                                           9.6x       9.9x       9.9x     25.8x    23.5x  19.8x
-----------------------------------------------------------------------------------------------------------------------------------

                                         2001 EBITDDA           LTM EBITDDA         2002 EBITDDA
                                         ------------           -----------         ------------
Selected Multiple Range                10.0x   -  10.5x      10.5x   -  11.5x     9.5x    -  10.5x
Implied Enterprise Value               231.7   -  243.3      253.8   -  278.0     250.6   -  277.0
Less: Net Debt                         224.6   -  224.6      224.6   -  224.6     224.6   -  224.6
Implied Equity Value per Unit(1)       $0.55   -  $1.45      $2.27   -  $4.15     $2.02   -  $4.07
-------------------------------------------------------
Selected Average                       $1.61      $3.22
-------------------------------------------------------

----------
Note: Current acreage (000s) and merchantable board feet (MBF) figures obtained from recent company filings and / or analyst reports.

(1)   Based on 12.859MM common and subordinated units outstanding.

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                                      -60-

                                                   Comparable Companies Analysis

================================================================================

o     Crown Pacific

      o     No longer pays dividend

      o More diversified company than U.S. Timberlands with operations not only in timberlands but also in wood product manufacturing and wholesale marketing

            -     Includes higher margin sawmills

      o     Solid management team

      o     More reasonable leverage

o     Deltic Timber

      o Similar to U.S. Timberlands in that primary earnings source is timberland sales

            - However, Deltic is more diversified, and has sawmill and manufacturing operations

      o Located in Arkansas and Louisiana, which is less impacted by Canadian imports and less reliant on Japanese export trade

o     Plum Creek Timber

      o Pays dividend - reaffirmed near-term stability of dividend payments (8.27% yield)

      o     More reasonable leverage

      o     Larger cap with fairly liquid stock (689K average daily volume)

      o Second largest private timberlands holder in the U.S. -- managing 7.8MM acres

o     Pope Resources

      o More diversified operations, with timberland consulting and real estate operations in addition to timberlands

      o     Recent substantial overhead cost reductions carried out

      o     No recent equity research reports have been issued on Pope Resources

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                                      -61-

================================================================================

                    -----------------------------------------

                             Comparable Transactions
                                    Analysis

                    -----------------------------------------

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                                      -62-

                                                Comparable Transactions Analysis

Selected Comparable Asset Transactions ($ in millions)
================================================================================

                                                                                                  Board
Date                                                  Asset                         Transaction   Feet             Acres
Announced  Target                Acquiror             Description                   Value ($MM)   (MM)     $/MBF   ('000)  $/Acre
---------  ------                --------             -----------                   -----------   ----     -----  -------  ------
09/19/02   Stora Enso            Plum Creek Timber    Timberlands in WI, MI            $142.0                 NA     309     $460
2/5/2002   Crown Pacific         Patriot Investments  Timberlands in ID                $189.5     1,814     $104     252     $752
             Partners
Current    Fruit Growers         Auction underway     Timberlands in CA                $140.0     1,300     $108     370     $378
             Supply Co.
10/23/01   Bowater               Wachovia             Southeast pine                   $120.0                 NA     147     $816
10/23/01   Bowater               Hancock              Southeast pine                   $110.0                 NA     117     $938
05/29/01   USTK                  USTY                 Hager Mountain Tract               $3.5        15     $233               NA
05/04/01   USTK                  DR Johnson           Westside                           $0.9         6     $133       2     $572
05/04/01   USTK                  Superior Lumber      Jackson                            $0.8         4     $194       1     $594
04/20/01   Pope Resources        Plum Creek Timber    Southwest Washington              $54.0       200     $270      45   $1,213
03/30/01   USTY                  USTK                 Timber cutting rights              $4.5        17     $262               NA
03/01/01   International Paper   Rainer Timber        Timberlands in WA                $500.0                 NA     265   $1,887
02/26/01   USTK                  USTY                 Horse Glade, Oregon                $4.0        24     $165      11     $358
02/26/01   USTK                  USTY                 Rodeo Butte, Oregon                $8.0        56     $142      20     $402
12/29/00   Yainax                USTY                 Timberland in Central OR           $2.9        14     $207       8     $363
06/01/00   USTY                  USTK                 Timber cutting rights              $1.3         4     $310               NA
12/01/99   The Timber Company    Hawthorne Timber Co. Timberlands in CA                $397.0                 NA     194   $2,046
10/04/99   USTK                  USTY                 Antelope Tract                    $18.9        54     $349      54     $349
05/27/99   Boise Cascade         USTY                 Central Washington                $60.0       480     $125      56   $1,071
05/28/97   Ochoco Lumber         USTK                 Fee acres & cutting rights       $110.0       280     $393      45   $2,444
07/20/96   Weyerhauser           USTK                 Klamath Falls(3)                 $283.5     1,900     $149     604     $469
                                                      ----------------------------------------------------------------------------
                                                      Mean                                                  $210             $889
                                                      Median                                                $194             $594
                                                      Weigthed Average Mean                                 $143             $857
                                                      ----------------------------------------------------------------------------

                                                      ----------------------------------------------------------------------------
                                                      Selected $/MBF Multiples                   $130.0 - $150.0
                                                      Implied Enterprise Value                    240.6 -  277.7
                                                      Less: Net Debt                              224.6 -  224.6
                                                      Implied Equity Value per Unit               $1.24 -  $4.12
                                                      ----------------------------------------------------------------------------

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                                      -63-

================================================================================

                    -----------------------------------------

                               Appraisal Valuation

                    -----------------------------------------

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                                      -64-

                                                             Appraisal Valuation

Appraisal Valuation Sensitivity(1)
================================================================================

                                                                Land Value
                                                           ---------------------
                                                           Klamath        Yakima
                                                           -------        ------
Appraisal Value                                             215.0         133.2
Cash                                                          0.4           1.2
Net Working Capital (incl. Restricted cash)                  (3.3)         (0.3)
Preferred                                                     0.0         (26.2)
Debt                                                       (225.0)        (96.5)
                                                           ------        ------
Balance Sheet Adjustments                                  (227.9)       (121.3)
--------------------------------------------------------------------------------
Net Value                                                   (12.9)         11.9
--------------------------------------------------------------------------------

                                                          Sensitivity Analysis
                                      Nominal                  (Per Share)
                               -----------------------   -----------------------
TIMBZ                          Aggregate     Per Share   5% Discount  5% Premium
                               ---------     ---------   -----------  ----------
Klamath                          (12.6)       ($0.98)      ($1.80)      ($0.16)
Yakima Preferred                  25.7        $ 2.00       $ 2.00       $ 2.00
Yakima @ 49%                       5.7        $ 0.44       $ 0.19       $ 0.69
                                ------        ------       ------       ------
                                  18.8        $ 1.46       $ 0.39       $ 2.53

----------
(1) Based on information provided by Senior Management on 4/4/02, 4/12/02, and 8/13/02. Does not take into consideration 24MM BF (20,000 acres) burned by recent fires.

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                                      -65-

================================================================================

                    -----------------------------------------

                               Minority Close-out
                                    Analysis

                    -----------------------------------------

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                                      -66-

                                                     Minority Close-out Analysis

Minority Close-out Analysis ($ in millions)
================================================================================

Date                                                                     Transaction   % Stock Premium Before Announce.      %
Announced  Target                          Acquiror                       Value ($MM)  1 Day  30 Days  60 Days  90 Days  Acquired
---------  ------                          --------                       -----------  -----  -------  -------  -------  --------
12/29/00   Berlitz International           Benesse Corp.                    $105.0       45%       9%      18%       8%    24.4%
10/27/00   Azurix Corp.                    Enron Corp.                       330.1      135%      91%       2%      12%    33.0%
09/21/00   Hertz Corp.                     Ford Motor Co.                    706.5      105%     156%      94%      57%    18.5%
07/09/00   Life Technologies Inc(Dexter)   Invitrogen Corp                   401.7       19%      21%      15%      19%    25.0%
04/24/00   Cherry Corp                     Investor Group*                   144.0      103%      45%      76%     136%    48.9%
03/21/00   Travelers Property Casualty     Citigroup Inc                   2,449.3       25%      26%      29%      18%    15.0%
03/17/00   Vastar Resources Inc            BP Amoco PLC                    1,575.7       16%      55%      48%      42%    18.0%
03/14/00   Howmet International Inc        Alcoa Inc                         349.3       14%      14%      16%      48%    15.4%
02/22/00   IXnet Inc(IPC Information)      Global Crossing Ltd               876.9       18%      94%     214%     257%    27.0%
02/02/00   Thermo Instrument Systems Inc   Thermo Electron Corp              831.7       27%      75%      94%      75%    15.0%
01/31/00   Thermo BioAnalysis(Thermo)      Thermo Instrument Systems Inc     167.9       51%      49%      62%      52%    16.0%
01/31/00   Thermedics(Thermo Electron)     Thermo Electron Corp              169.2       76%     106%      90%      73%    26.0%
01/19/00   Trigen Energy Corp              Elyo(Suez Lyonnaise des Eaux)     159.2       38%      37%       4%      30%    47.3%
10/21/99   Student Loan Corporation        Citigroup Inc                     180.0       11%       2%     (1%)       9%    20.0%
04/01/99   Aqua Alliance Inc               Vivendi SA                        117.1       29%     158%      45%      55%    17.0%
03/24/99   Knoll Inc(Warburg, Pincus)      Warburg, Pincus Ventures Inc      490.8       84%      25%     (5%)     (4%)    40.0%
03/21/99   Spelling Entertainment Group    Viacom Inc(Natl Amusements)       191.6        8%      47%      34%      36%    19.1%
10/27/98   Citizens Corp(Hanover Ins Co)   Allmerica Financial Corp          212.4       21%      29%      22%       7%    18.0%
10/22/98   BA Merchant Svcs(BankAmerica)   Bank of America National Trust    339.4       47%      69%      11%       7%    32.8%
09/08/98   PEC Israel Economic Corp        Investor Group*                   125.0       60%      45%      61%      55%    18.7%
04/30/98   Mycogen Corp(Dow AgroSciences)  Dow AgroSciences(Dow Chemical)    379.3       42%      49%      42%      46%    31.7%
03/27/98   Intl Specialty Prods            ISP Holdings Inc                  324.5        4%      18%      20%      26%    16.0%
03/17/98   BET Holdings Inc                Investor Group*                   462.3       16%      14%      18%      21%    42.0%
03/02/98   Coleman Co Inc                  Sunbeam Corp                      486.0       49%     122%     137%     103%    18.0%
01/22/98   BT Office Products Intl Inc     Koninklijke KNP BT NV             138.1       33%      45%      30%      62%    30.0%
09/18/97   Guaranty National Corp          Orion Capital Corp                117.2       11%      32%      47%      71%    22.7%
06/20/97   Wheelabrator Technologies Inc   Waste Management Inc              869.7       27%      25%      28%       8%    33.0%
06/02/97   Acordia Inc(Anthem Inc)         Anthem Inc                        193.2       13%      26%      23%      43%    33.2%
05/14/97   Enron Global Power & Pipelines  Enron Corp                        428.0       12%      23%      12%      26%    48.0%
02/25/97   Fina Inc                        Petrofina SA                      257.0       20%      16%      25%      13%    14.6%
02/20/97   NHP Inc(Apartment Investment)   Apartment Investment & Mgmt Co    114.5       28%      22%      16%      16%    44.9%
01/28/97   Calgene Inc(Monsanto Co)        Monsanto Co                       242.6       62%      44%      62%      64%    43.7%
01/21/97   Mafco Consolidated Grp(Mafco)   Mafco Holdings Inc                116.8       24%      24%      26%      12%    15.0%
01/13/97   Zurich Reinsurance Centre       Zurich Versicherungs GmbH         319.0       17%      17%      20%      23%    34.0%
                                           --------------------------------------------------------------------------------------
                                           Overall Median                              27.0%    32.4%    28.2%    26.5%    24.7%
                                           --------------------------------------------------------------------------------------

----------
Note: Reflects transaction sizes between $100 million and $3 billion since 1996 in which the acquiror owned more than 50% of the target prior to the transaction and closed out the remaining stake.

*     Represents management buy-out.

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                                      -67-

                                                     Minority Close-out Analysis

Minority Close-out Analysis
================================================================================

Applied to:                                           Days Before Date
------------------------------------       ------------------------------------
                                           1 Day   30 Days   60 Days   90 Days
Current Price,
  10/7/02 ($0.87)                          $1.14     $0.70     $0.81     $1.18
April Offer,
  4/11/02 ($1.48)                          $1.52     $1.93     $1.85     $1.99
Second Independent
  Committee Mtg., 11/30/01 ($2.00)         $1.97     $2.30     $2.68     $4.90
Pre-Announcement Price,
  11/8/01 ($2.30)                          $2.37     $2.70     $4.50     $5.59
First Independent
  Committee Mtg., 8/2/01 ($5.60)            5.55      5.85      5.54      7.16
Initial Offer pre-announcement,
  5/10/01 ($6.92)                           7.00      7.98      7.78      7.69
-------------------------------------------------------------------------------
Relevant Premium                            27.0%     32.4%     28.2%     26.5%
-------------------------------------------------------------------------------

Applied to:
------------------------------------
Current Price,
  10/7/02 ($0.87)                          $1.45     $0.93     $1.04     $1.49
April Offer,
  4/11/02 ($1.48)                          $1.93     $2.55     $2.37     $2.52
Second Independent
  Committee Mtg., 11/30/01 ($2.00)         $2.50     $3.04     $3.43     $6.20
Pre-Announcement Price,
  11/8/01 ($2.30)                          $3.01     $3.57     $5.77     $7.07
First Independent
  Committee Mtg., 8/2/01 ($5.60)            7.05      7.74      7.10      9.06
Initial Offer pre-announcement,
  5/10/01 ($6.92)                           8.89     10.56      9.97      9.72

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                                      -68-

================================================================================

                    -----------------------------------------

                                  WACC Analysis

                    -----------------------------------------

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--------------------------------------------------------------------------------

                                                                   WACC Analysis

Weighted Average Cost of Capital Model ($ in millions)
================================================================================

                         Projected   Adjusted     Market   Net Debt/
                          Levered     Market      Equity    Equity    Unlevered
Company                   Beta (1)    Value       Value     Ratio      Beta (2)
-------                   --------  ---------    --------  --------   ---------
-------------------------------------------------------------------------------
U.S. Timberlands            1.10     $119.9        $11.2    972.5%       0.16
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Crown Pacific
 Partners                   0.99      475.2 (3)     74.2    540.6%       0.23
Deltic Timber               0.56      241.8        138.0     75.3%       0.38
Fletcher Challenge
  Forests                   0.56      742.5        611.9     21.4%       0.50
Plum Creek Timber           0.74    5,226.5      3,750.5     39.4%       0.59
Pope Resources              0.29       84.6         49.6     70.6%       0.20
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Mean (excl. UST)            0.63   $1,354.1       $924.8    149.4%       0.38
Median (excl. UST)          0.56      475.2        138.0     70.6%       0.38
-------------------------------------------------------------------------------

----------
(1) Source: BARRA U.S. and global equity models; assumes book value of debt approximates market value, unless fair market value of debt available.

(2)   Unlevered  Beta = Projected  Levered Beta / (1 + (Debt / Equity * (1 - Tax
      Rate).

(3) For Crown Pacific, adjusted market value assumes that the fair market value of debt is 80% of par based on an examination of credit statistics.

(4) Included for reference only. Plum Creek Timber acquired The Timber Company in October 2001.

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                                      -70-

                                                                   WACC Analysis

================================================================================

                               Projected                                                      Cost of        Weighted
                                Levered     Net Debt/    Net Debt/   Cost of    Cost of         Debt         Avg. Cost
Company                         Beta (2)     Capital      Equity      Equity    Debt (3)      After-tax      of Capital
-------                         --------     -------      ------      ------    --------      ---------      ----------
------------------------------------------------------------------------------------------------------------------------
U.S. Timberlands                  1.10        90.7%       972.5%      15.0%      24.3%          15.1%           15.1%
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Crown Pacific Partners            0.99        84.4%       540.6%      12.4%      14.0% (4)       8.7%            9.3%
Deltic Timber                     0.56        42.9%        75.3%       8.6%       5.0%           3.1%            6.2%
Fletcher Challenge Forests        0.56        17.6%        21.4%       8.6%       9.2%           5.7%            8.1%
Plum Creek Timber                 0.74        28.2%        39.4%       9.8%      11.1%           6.9%            9.0%
Pope Resources                    0.29        41.4%        70.6%       6.6%       8.3%           5.1%            6.0%
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Mean (excl. UST)                  62.7%       42.9%       149.4%       9.2%       9.5%           5.9%            7.7%
Median (excl. UST)                56.1%       41.4%        70.6%       8.6%       9.2%           5.7%            8.1%
------------------------------------------------------------------------------------------------------------------------

  Marginal Tax Rate     Risk Free Rate (6)     Equity Risk Premium (7)       Size Premium (8)
  -----------------     ------------------     -----------------------       ----------------
       38.0%                  3.60%                     7.4%                 Mid-cap     1.0%
                                                                             Low-cap     1.5%
                                                                             Micro-cap   3.0%

----------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and DrKW calculations.

(2) Source: BARRA U.S. and global equity models; assumes book value of debt approximates market value, unless fair market value of debt available.

(3) Cost of debt assumed to be to equal the outstanding instruments' Yield to Maturity, when available, or the instruments' coupon rate when YTM is not available.

(4) Represents an estimate of yield to maturity based on estimated credit statistics (Crown Pacific's actual weighted average coupon is 9.1%).

(5) Included for reference only. Plum Creek Timber acquired The Timber Company in October 2001.

(6)   10 year U.S. Treasury as of 10/7/02.

(7) Equity risk premium is based on the differences of historical arithmetic mean returns from 1926-2000 on large company stock total returns less intermediate bond income returns.

(8) Size premiums are based on the following market capitalizations: Mid-cap ($840 million to $4,144 million), Low-cap ($192 million to $840 million) and Micro-cap (less than $192 million).

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                                      -71-

                                                                   WACC Analysis

================================================================================

--------------------------------------------------------------------------------
Capital Structure        Cost of Equity           Cost of Debt        Wtd. Avg.
-----------------      -------------------       ---------------      ----------
 Debt/      Debt/      Relevered   Cost of       Before    After       Cost of
Capital    Equity      Beta (2)    Equity         Tax       Tax        Capital
-------    ------      ---------   -------       ------    -----      ----------
   0%         0%         0.25        5.4%        13.5%      8.4%         5.4%
  10%        11%         0.27        5.6%        14.0%      8.7%         5.9%
  20%        25%         0.29        5.7%        14.5%      9.0%         6.4%
  30%        43%         0.32        5.9%        15.0%      9.3%         6.9%
  40%        67%         0.35        6.2%        15.5%      9.6%         7.6%
  50%       100%         0.41        6.6%        16.0%      9.9%         8.3%
  60%       150%         0.48        7.2%        16.5%     10.2%         9.0%
  70%       233%         0.61        8.1%        17.0%     10.5%         9.8%
  80%       400%         0.87       10.0%        17.5%     10.9%        10.7%
  90%       900%         1.65       15.8%        18.0%     11.2%        11.6%
--------------------------------------------------------------------------------

Marginal Tax Rate      Risk Free Rate (3)        Market Risk Premium (4)
-----------------      ------------------        -----------------------
      38.0%                  3.60%                         10.4%

----------
(1) Based on the Weighted Average Cost of Capital and Capital Asset Pricing Models and DrKW calculations.

(2)   Relevered Beta = Unlevered Beta * (1+ Debt/Equity Ratio * (1 - Tax Rate)).

(3)   10 year U.S. Treasury as of 10/7/02.

(4) Market risk premium is calculated as the arithmetic difference between the long-term rate of return on common stocks from 1926 - 2000 and the expected micro-capitalization equity size premium from companies with market capitalizations below $192 million.

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--------------------------------------------------------------------------------

                                      -72-